GRUMMAN AEROSPACE CORPORATION

                               GENERAL CONDITIONS

                         (FIXED PRICE - NON-GOVERNMENT)

                            FOR THE G-IV/F100 PROGRAM

1.       GENERAL

         (a) This purchase order is a complete and exclusive statement of terms and supersedes all prior agreements.

         (b) The order of precedence is: First, the Schedule; Second, the General Conditions; Third, other provisions of this order; Fourth, the specifications; and Fifth, drawings, samples and other referenced descriptions and technical documents.

         (c) The term "supplies" as used herein includes goods, services, reports, data and other property ordered or deliverable hereunder, and any provision hereof or of the law pertaining to goods or Supplies shall apply to all things so defined.

         (d) The rights and remedies set forth herein are in addition to and may modify but are not in substitution for those provided in law and equity. This purchase order shall be governed by and construed according to the laws of the State of New York.

         (e) Any amounts owing to Grumman by Seller may be set off against amounts otherwise due to Seller under this or any other Grumman purchase order.

         (f) The Seller warrants that the unit prices of the item(s) covered hereby are as low as those currently charged by the Seller to any other customer purchasing the same item(s) in like or smaller quantities under similar conditions. The Seller agrees to reimburse Grumman promptly in the amount of the difference between the lower price charged any other customer and the price charged Grumman.

2.       PAYMENTS

         Invoices received from the fifth to the nineteenth of the month are payable on the fourteenth of the following month, and those received from the twentieth to the fourth of the following month are payable on date prior to the end of said following month. Discount periods shall be computed from the date invoices are received. An invoice is deemed "received" on the date of receipt of a correct invoice or acceptance of all conforming supplies then due, whichever is later.

3.       INSPECTION AND WARRANTY

         A.    Inspection

               (1) At all reasonable times, including the period of manufacture, Grumman and its customer may inspect and test all supplies (which term throughout this clause includes, without limitation, raw material, components, intermediate assemblies and end products) and may inspect the involved plants of Seller and Seller's subcontractors. Reasonable facilities and assistance for safe and convenient inspection and test shall be provided without cost to Grumman or its customer.

               (2) The inspection and test by Grumman of any supplies or lots thereof does not relieve the Seller from any responsibility regarding defects or other failures to meet the purchase order requirements which may be discovered prior to acceptance. Except to the extent provided by the Warranty or other provisions of this purchase order or by applicable law, acceptance shall be conclusive except as regards latent defects, fraud or such gross mistakes as amount to fraud.

               (3) Seller and Seller's subcontractors shall establish and maintain a Quality Control system acceptable to Grumman and its customers. This system shall be in accordance with the general intent of the Federal Aviation Regulations, Part 21, Subpart g, as interpreted by Gulfstream Quality Control Requirements SQCD-0001, dated 25 October 1978, Appendix E. Grumman and its customers may, at any reasonable time prior to and during performance and with reasonable assistance from Seller, and Seller's subcontractors, inspect such system. Seller, at no additional expense to Grumman or its customers, shall promptly comply with any reasonable written directives to correct deficiencies.

         B.    Warranty

               (1) Notwithstanding inspection and acceptance by Grumman of supplies furnished under this purchase order or any provision of this purchase order concerning the conclusiveness thereof, Seller warrants that all supplies furnished under this purchase order will be free from defects in material, workmanship and design, the workmanship shall be suitable for their intended use in the G-IV and F100 aircraft environment, and will conform in all respects with the specifications and all other requirements of this purchase order.

               (2) Grumman shall give notice to Seller of any Breach of Warranty hereunder within forty-three (43) months from the date of delivery to Grumman's customer of the aircraft into which the supplies are incorporated, or the accumulation of 3,500 hours of flying time, or thirty-six
                       (36) months after outfitting of the aircraft end item in which the supplies have been incorporated, whichever first occurs.

               (3) In the event of a Breach of Warranty hereunder, Grumman may either: (a) require the prompt correction or replacement of defective or otherwise non-conforming supplies or parts thereof; or (b) retain such supplies whereupon the price thereof shall be reduced by an amount equitable under the circumstances; or (c) correct or replace such supplies with similar supplies, by contract or otherwise, and charge to Seller the cost occasioned to Grumman thereby.

               (4) In the event of any Breach of Warranty hereunder, transportation charges and other incidental expenses, and responsibility for supplies under redelivery at Grumman or other destination, shall be borne by Seller.

               (5) Any supplies or parts thereof corrected or furnished in replacement pursuant to this clause shall also be subject to all the provisions of this clause to the same extent as supplies initially delivered. The warranty with respect to such supplies or parts thereof shall be equal in duration to that set forth in 2 above and shall run from the date of delivery of such corrected or replaced supplies.

         C.    Effect of Grumman Approvals

               Grumman approval of Seller-generated designs, drawings, or other technical documents shall in no way relieve Seller of its obligations under this or any other clause of this purchase order.

4.       CHANGES

         (a) Grumman may at any time, by a written order, and without notice to the sureties, if any, make changes within the general scope of this purchase order in any one or more of the following:

               (1) drawings, designs, specifications, and other technical documents; (2) method of shipment or packing; (3) place of delivery; (4) quantity of supplies; (5) delivery schedule; (6) place of inspection; and (7) place of acceptance.

         (b) If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work under this purchase order, whether changed or not changed by any such Change Order, an equitable adjustment shall be made in the price and/or delivery schedule and the purchase order amended accordingly. Any claim by Seller for adjustment under this clause must be made in an amount stated within thirty (30) days from receipt by Seller of the order effecting the change. Failure to agree to any adjustment shall be a dispute within the meaning of the "Disputes" clause hereof. However, Seller shall not be excused from proceeding with the purchase order as changed.

         (c) Grumman may limit changes to work for which the equitable price adjustment will not exceed specified amounts and Seller shall not be obligated to proceed with work in excess thereof.

5.       CANCELLATION (DEFAULT TERMINATION)

         (a) Grumman may, at its election, cancel this purchase order in whole or in part by giving notice of default to Seller; (a) if Seller refuses or fails to deliver the supplies or any installment thereof strictly within the time specified, (b) if Seller fails to comply strictly with any provision of or repudiates this purchase order, or (c) if Seller becomes insolvent or subject to proceedings under any law relating to bankruptcy, insolvency or the relief of debtors.

         (b) Upon cancellation (1) Seller's liability to Grumman shall include (without limitation) the cost of effecting cover, by purchase or otherwise, and 92) Grumman may require Seller to transfer title and deliver as directed all property produced, procured or allocated by Seller for the cancelled portion hereof in return for the lesser of (a) its reasonable market value, or (b) its cost to Seller.

         (c) Delay or non-delivery shall not be excused unless (i) it arises solely as a result of unforeseeable causes beyond the control and without the fault of both Seller and its subcontractors at any tier, and (ii) Seller gives written notice to Grumman of both the delay or non-delivery and the cause thereof within seven (7) days after Seller has actual knowledge that such occurrences will or may result in delay or non-delivery and (iii) Seller exerts every possible effort to mitigate the effect of same on Grumman. Seller shall have the responsibility to provide reasonable proof that any delay or non-delivery is an excusable delay within the meaning of this paragraph. If it fails to furnish such proof, such delay or non-delivery shall not be deemed excusable.

         (d) Seller shall continue the performance hereunder to the extent not cancelled.

6.       TERMINATION FOR CONVENIENCE

         (a) The performance of work under this purchase order may be terminated by Grumman in whole or from time to time in part, by notice to Seller.

         (b) In the event or such termination, Grumman shall pay to Seller its reasonable costs, incurred in the performance of work prior to termination plus the reasonable costs of settling and paying claims arising out of termination of subcontracts hereunder, all determined in accordance with sound accounting practices and principles consistently applied, and a reasonable allowance for profit earned thereon; provided, however, that Seller shall not be entitled to any anticipatory profits with respect to the terminated portion of the work hereunder.

         (c) In no event shall the total sum payable to the Seller in the event of termination exceed the total purchase order price as reduced by the amount of payments otherwise made, and as further reduced by the purchase order price of work not terminated. If it appears that Seller would have sustained a loss on the entire purchase order had it been completed, no profit shall be payable hereunder and an appropriate adjustment shall be made reducing the amount otherwise payable hereunder to reflect the indicated rate of loss.

         (d) Seller shall provide Grumman with accurate and sufficient information to support all termination claims hereunder. In the event of either partial or total termination, such parts of Seller's books and records and its plants that may e engaged in the performance of this purchase order shall be subject to inspection and audit by Grumman and its customer to the extent necessary to verify any Seller claims for both recurring and non-recurring costs.

7.       INVENTION RIGHTS AND DATA

         Seller shall make prompt written disclosure to Grumman of, and shall transfer to Grumman all rights, title and interest in and to, all inventions and discoveries related to work performed hereunder which are conceived or first reduced to practice in the course of or under this purchase order. Further, it is agreed that in addition to said inventions and discoveries, Grumman shall also become the owner of all the conceptions and technical information generated by the Seller in the performance of this purchase order, all of which will be deemed proprietary information belonging to Grumman and will not be disclosed by the Seller to any person without written consent of Grumman.

8.       PATENT INDEMNITY

         Unless the supplies are made to a detailed design of Grumman, Seller shall at its expense defend and indemnify Grumman and its customers against any claim of patent infringement provided timely notice of such claim be given Seller.

9.       REPRODUCTION RIGHTS

         If the supplies are made to a detailed design of Grumman or in accordance with specifications or other data furnished by Grumman, all rights to reproduction, use or sale thereof are reserved to Grumman.

10.      NON-DELEGATION OF PERFORMANCE

         No substantial part of Seller's obligation shall be performed by others without Grumman's consent. No breach hereof shall vest rights against Grumman in a third party.

11.      GRUMMAN-FURNISHED PROPERTY

         (a) Grumman shall deliver to the Seller, for use only in connection with this purchase order, the property described in the Schedule or specifications (herein referred to as "Grumman-Furnished Property"), at the times and locations stated therein. If the Grumman-Furnished Property is not so delivered to the Seller, and if Grumman determines that the facts warrant such action, Grumman shall, upon timely written request made by Seller, equitably adjust any affected provision of this purchase order pursuant to the procedures of the "Changes" clause hereof.

         (b) Title to Grumman-Furnished Property shall remain in Grumman, and shall not be affected by the incorporation or attachment thereof to any property not owned by Grumman, nor shall such Grumman property, or any part thereof, be or become a fixture or lose its identity as personalty by reason of affixation to any realty.

         (c) Seller shall maintain adequate property control records of Grumman-Furnished property in accordance with sound industrial practice.

         (d) Unless otherwise provided in this purchase order the Seller, upon delivery to him of any Grumman-Furnished Property, assumes the risk of, and shall be responsible for, any loss thereof or damage thereto except for reasonable wear and tear, and except to the extent that such property is consumed in the performance of this purchase order.

         (e) Seller shall, upon completion of this purchase order, prepare for shipment, delivery F.O.B. destination, or dispose of all Grumman-Furnished Property not consumed in the performance of this purchase order or not theretofore delivered to Grumman, as may be directed or authorized by Grumman. The net proceeds of any such disposal shall be credited to the purchase order price or paid in such other manner as Grumman may direct.

         (f) Title to all jigs, dies, fixtures, moles, patterns, taps, gauges and items of tooling, the full cost of which is charged to this purchase order, shall vest in Grumman upon delivery of such items to Seller or, as to items that are in Seller's possession prior to the effective date of this purchase order, upon commencement of the use of such item in performance of this purchase order, and shall in all respects be treated as Grumman-Furnished Property pursuant to paragraphs (b) through (e) above.

12.      INDEMNITY BY SELLERS ENTERING GRUMMAN PREMISES

         If Seller enters the premises of Grumman or its customer, Seller shall indemnify and hold harmless Grumman, its officers, agents and employees from any loss or liability by reason of property damage, personal injury or death arising out of Seller's presence thereon, except when arising solely out of Grumman's fault or negligence. Seller shall maintain adequate Workmen's Compensation, public liability, property damage and automobile liability insurance and will, upon request, provide a certificate of insurance.

13.      DISPUTES

         Seller may litigate any dispute arising hereunder or in connection herewith in a court of competent jurisdiction. Pending settlement by agreement or a final judgment, Seller shall proceed diligently with the performance hereof according to Grumman's decision and direction.

                               GENERAL CONDITIONS
                          Grumman Aerospace Corporation


1.        GENERAL

         A. This purchase order is a complete and exclusive statement of terms and supersedes all prior agreements.

         B. The order of precedence is: First, the Schedule; Second, the General Conditions; Third, other provisions of this order; Fourth, the specifications; and fifth, drawings, samples and other referenced descriptions and technical documents.

         C. Any communication, purchase order, agreement, amendment, change or stop work order, extension or acceleration, cancellation or termination notice, course of performance or course of dealing, supplementing, modifying, rescinding or waiving any of Grumman's rights or obligations shall be void unless executed or ratified in writing in order that Grumman shall be bound only by such writings and not by construction, implication, or apparent authority.

         D. The term "DAR" means the Defense Acquisition Regulation, formerly designated as the Armed Services Procurement Regulation (ASPR). All DAR clauses are those extant on the effective date of this purchase order. As used in said DAR clauses, the terms "Government," "Contracting Officer" and similar words shall [except as used in DAR 7-302.23 and 7-104.9(a)] include Grumman, the term "Contractor" shall mean "Seller" and the term "contract" shall mean this purchase order.

         E. Commercial (non-Government) purchase orders are subject to all DAR clauses for their successors) referenced herein except those contained in
Article XIII below.

         F. The term "supplies" as used herein includes goods, services, reports, data and other property ordered or deliverable hereunder, and any provision hereof or of the law pertaining to goods or supplies shall apply to all things so defined.

         G. The rights and remedies set forth in this purchase order are in addition to and may modify but are not in substitution for those provided in law and equity. This purchase order shall be governed by and construed according to the laws of the State of New York.

         H. Any amounts owing to Grumman by Seller may be set off against amounts otherwise due to Seller under this or any other Grumman purchase order.

         I. The Seller warrants that the unit prices of the item(s) covered hereby are as low as those currently charged by the Seller to any other customer purchasing the same item(s) in like or similar quantities under similar conditions. The Seller agrees to reimburse Grumman promptly in the amount of the difference between the lower price charged any other customer and the price charged Grumman.

II.       PAYMENTS

         Invoices reserved from the fifth to the nineteenth of the month are payable on the fourteenth of the following month, and those received from the twentieth to the fourth of the following month are payable one day prior to the end of said following month. Discount periods shall be computed from the date invoices are received. An invoice is deemed "received" on the date of receipt of a correct invoice or acceptance of all conforming supplies then due, whichever is later.

III.      INSPECTION AND WARRANTY

         A.        Inspection

                  DAR 7-103.5(a)  Inspection applies. The reference in paragraph
(b) thereof to the "Default" clause shall be deemed to refer to Article VI, paragraph A "Cancellation (default termination)" below.

         B.        Warranty

                  (1) Notwithstanding inspection and acceptance by Grumman of supplies furnished under this purchase order or any provision of this purchase order concerning the conclusiveness thereof, Seller warrants that all supplies furnished under this purchase order will be free from defects in material, workmanship and design, and will confirm in all respects with the specifications and all other requirements of this purchase order.

                  (2) Grumman shall give notice to Seller of any breach of warranty hereunder within seven (7) months after delivery to and acceptance by Grumman's customer or twenty-four (24) months after delivery to Grumman, whichever first occurs.

                  (3) In the event of a breach of warranty hereunder, Grumman may either: (a) require the prompt correction or replacement of defective or otherwise nonconforming supplies or parts thereof; or (b) retain such supplies, whereupon the price thereof shall be reduced by an amount equitable under the circumstances; or (c) correct or replace such supplies with similar supplies, by contract or otherwise, and charge to Seller the cost occasioned to Grumman thereby.

                  (4) In the event of any breach of warranty hereunder, transportation charges and other incidental expenses, and responsibility for supplies until redelivery at Grumman or other destination, shall be borne by Seller.

                  (5) Any supplies or parts thereof corrected or furnished in replacement pursuant to this clause shall also be subject to all the provisions of this clause to the same extent as supplies initially delivered. The warranty with respect to such supplies or parts thereof shall be equal in duration to that set forth in (2) above and shall run from the date of delivery of such corrected or replaced supplies.

         C.        Effect of Grumman Approvals

                  Grumman approval of Seller-generated designs, drawings, or other technical documents shall in no way relieve Seller of its obligations under this or any other clause of this Purchase Order.

IV.       CHANGES

         A. Grumman may at any time, by a written order, and without notice to the sureties, if any, make changes within the general scope of the purchase order in any one or more of the following: (1) drawings, designs, specifications, and other technical documents; (2) method of shipment or packing; (3) place of delivery; (4) quantity of supplies (increase only); (5) delivery schedule; (6) place of inspection; and (7) place of acceptance.

         B. If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work under this purchase order, whether changed or not changed by any such change order, an equitable adjustment shall be made in the price and/or delivery schedule and the purchase order amended accordingly. Any claim by Seller for adjustment under this clause must be made in an amount stated within 30 days from receipt by Seller of the order effecting the change. Where the cost of property made obsolete or excess as a result of a change is included in Seller's claim, Grumman may prescribe the manner of disposition of such property. Failure to agree to any adjustment shall be a dispute within the meaning of the "Disputes" clause hereof. However, Seller shall not be excused from proceeding with the purchase order as changed.

         C. Grumman may limit changes to work for which the equitable price adjustment will not exceed specified amounts and Seller shall not be obligated to proceed with work in excess thereof.

V.        INTERRUPTION OF WORK

         DAR 7-105.3(c) Stop Work Order applies.

VI.       CANCELLATION AND TERMINATION

         A.        Cancellation (default termination)

                  (1) Grumman may, at its election, cancel this purchase order in whole or in part by giving notice of default to Seller: (a) if Seller refuses or fails to deliver the supplies or any installment thereof strictly within the time specified, (b) if Seller fails to comply strictly with any provision of or repudiates this purchase order, or (c) if Seller becomes insolvent or subject to proceedings under any law relating to bankruptcy, insolvency or the relief of debtors.

                  (2) Upon cancellation Seller's liability to Grumman shall include (without limitation) the cost of effecting cover, by purchase or otherwise, and Grumman may require Seller to transfer title and deliver as directed all property produced, procured or allocated by Seller for the cancelled portion hereof.

                  (3) Delay or nondelivery shall not be excused unless (a) it arises solely as a result of unforeseeable causes beyond the control and without the fault or negligence of both Seller and its subcontractors at any tier, and
(b) Seller gives timely notice to Grumman of both the delay or nondelivery and the cause thereof and exerts every possible effort to mitigate the effect of same on Grumman.

                  (4) Grumman's liability to Seller after cancellation shall be limited to the sum of the agreed price of accepted supplies (equitably reduced if they are non-conforming) and, should Grumman, pursuant to (2) above, require the delivery of property, the smallest of (a) its reasonable market value, (b) its cost to Seller, or (c) the approximate amount the settlement would have been had the cancellation been a termination pursuant to B. below.

         B.        Termination (for convenience)

                   DAR 8-706, Termination applies.

         C.        General

                  Upon cancellation or termination Grumman may require that Seller assign instead of terminate its purchase orders and subcontracts hereunder to the extent and in such manner as Grumman may direct. Seller shall continue the performance hereof to the extent not cancelled or terminated.

VII.      PATENT INDEMNITY

         Unless the supplies are made to a detailed design of Grumman, Seller shall at its expense defend and indemnify Grumman and its customers against any claim of patent infringement provided timely notice of such claim can be given Seller.

VIII.     REPRODUCTION RIGHTS

         If the supplies have been either originated or designed by Grumman or in accordance with specifications or other data furnished by Grumman, all rights to reproduction, use or sale thereof are reserved to Grumman; provided, however, that if this purchase order is placed under Government contract, Seller may produce such supplies for direct sale to the Government when any such sale will not interfere with Seller's performance of this purchase order, and Seller permanently identifies such supplies as having been manufactured by Seller for direct sale to the Government.

IX.       NONDELEGATION OF PERFORMANCE

         No substantial part of Seller's obligation shall be performed by others without Grumman's consent. No breach hereof shall vest rights against Grumman in a third party.

X.        PROPERTY, SPECIAL TOOLING AND TEST EQUIPMENT

         A. The clause contained in DAR 7-104.24(a), Government Property, applies.

         B. If special tooling, the cost of which is charged hereto, is not elsewhere acquired herein, DAR 7-104.25 Special Tooling applies. If special test equipment is acquired hereby without specifying the items, DAR 7-104.25 Special Test Equipment applies, except that "30" becomes "45" in subparagraph (b).

XI.       INDEMNITY BY SELLERS ENTERING GRUMMAN PREMISES

         If Seller enters the premises of Grumman or its customer, Seller shall indemnify and hold harmless Grumman, its officers, agents and employees from any loss or liability by reason of property damage, personal injury or death arising out of Seller's presence thereon, except when arising solely out of Grumman's fault or negligence. Seller shall maintain adequate Workmen's Compensation, public liability, property damage and automobile liability insurance and will, upon request, provide a certificate of insurance.

XII.      DISPUTES

         Either party may litigate any dispute arising under or related to this purchase order in a court of competent jurisdiction. Pending settlement of any dispute by agreement or a final judgment, Seller shall proceed diligently with the performance hereof according to Grumman's decision and direction.

XIII.     GOVERNMENT CONTRACTS

         If this is a Government subcontract, the following provisions apply:

         A.        DAR CLAUSES OR THEIR SUCCESSORS

         7-103.15 (Certain Communist Areas); 7-103.16 (Contract Work Hours and Safety Standards Act-Overtime Compensation); 7-103.17 (Walsh-Healey Public
Contracts Act); 7-103.189(a) (Equal Opportunity); 7-103.23 (Notice and Assistance Regarding Patent and Copyright Infringement); 7-103.26 (Pricing of Adjustments); 7-103.27 (Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era); 7-103.28 (Affirmative Action for Handicapped Workers); 7-103.29 (Clean Air and Water); 7-104.4 (Notice to the Government of Labor Disputes); 7-104.6 (Filing of Patent Applications); 7-104.9(a) (Rights in Technical Data and Computer Software); 7-104.9(h) (Technical Data - Withholding of Payment); 7-104.9(l) (Identification of Technical Data); 7-104.9(m) (Deferred Ordering of Technical Data or Computer Software); 7-104.9(p) (Restrictive Markings on Technical Data); 7-104.11(a) (Excess Profit); 7-104.12 (Military Security Requirements); 7-104.14(a) (Utilization of Small Business and Small Disadvantaged Business Concerns); 7-104.15 (Examination of Records by Comptroller General); 7-104.20(a) (Utilization of Labor Surplus Area Concerns); 7-104.32 (Duty-Free Entry - Qualifying Country End Products and Supplies); 7-104.37 (Required Source for Jewel Bearings and Related Items); 7-104.38 (Required Sources for Miniature and Instrument Ball Bearings); 7-104.41(a) (Audit by Department of Defense); 7-104.42(a) (Subcontractor Cost or Pricing
Data) if this purchase order is expected to exceed $100,000; 7-104.46 (Required Sources for Precision Components for Mechanical Time Devices); 7-104.48 (new Material); 7-104.49 (Government Surplus); 7-104.78 (Geographic Distribution of Defense Subcontract Dollars); 7-104.81 (Accident Reporting and Investigation Involving Aircraft, Missiles and Space Launch Vehicles); 7-104.89 (Engineering Change Proposals); 7-104.93(a) (Preference for Domestic Specialty metals [Major Programs]); 7-302.23 (Patent Rights) as contained in the controlling Government contract.

         In addition, if this purchase order exceeds $500,000: 7-104.14(b) (Subcontracting Plan for Small Business and Small Disadvantaged Business Concerns (Negotiated); 7-104.209b) (Labor Surplus Area Subcontracting Program).

         B.        ADDITIONAL DAR CLAUSES AND OTHER CONDITIONS

         Additional DAR clauses and other conditions as are made mandatory under Grumman's prime contract may be incorporated into this purchase order at a later date. The Seller agrees to negotiate promptly with Grumman for the inclusion of such additional clauses and other conditions.

         C.        LIMITATION OF LIABILITY

         (Applicable only if the controlling Government contract contains the DAR 7-104.45(a), Limitation of Liability clause.)

                  (1) Except for remedies  expressly  provided elsewhere in this order, Seller shall not be liable for loss of or damage to property of the Government (excluding the supplies delivered under this purchase order even if and when same become property of the Government) occurring after acceptance by the Government of the end-items into which the supplies delivered under this purchase order become incorporated and resulting from any defects or deficiencies in such supplies.

                  (2) The foregoing limitations shall not apply when the defects or deficiencies in such supplies, the Grumman acceptance of such supplies, or the government acceptance of the end-items into which such supplies are incorporated, resulted from willful misconduct or lack of good faith on the part of any of Seller's directors or officers, or on the part of any of his managers, superintendents, or other equivalent representatives, who have supervision or direction of:

                  (i) all or substantially all of Seller's business; or (ii) all or substantially all of Seller's operations at any one plant or separate location, in which this purchase order is being performed; or (iii) a separate and complete major industrial operation in connection with the performance of this purchase order.

                  (3) Notwithstanding paragraph (1) above, if Seller carries insurance or has established a reserve for self-insurance covering liability for damages or losses suffered by the Government either through purchase or use of the purchase order supplies to be delivered to Grumman under this purchase order or through purchase or use of the end items incorporating such supplies to be delivered by Grumman to the Government, Seller shall be liable to the Government, through Grumman, to the extent of such insurance or reserve for self-insurance for damages or losses to property of the Government, Seller shall be liable to the Government, through Grumman, to the extent of such insurance or reserve for self-insurance for damages or losses to property of the Government occurring after acceptance by the Government of the end-items into which the supplies delivered under this purchase order become incorporated and resulting from any defects or deficiencies in such supplies.

                  (4) The substance of this clause, including this paragraph (4) suitably altered to reflect the relationship of the contracting parties, shall be included in all subcontracts hereunder.

         D.        PRIORITIES

                  When a priority symbol (e.g. DO-A1) appears on the face page hereof, Seller is required to follow the provisions of DMS Req. 1 and of all other applicable regulations and orders of BDSA in obtaining controlled materials and other products and materials needed to fulfill this purchase order.

         E.        EEO CLAUSE IN SECTION 202 OF EXECUTIVE ORDER 11246

                  The Equal Employment Opportunity clause in Section 202, Paragraphs 1 through 7 of Executive Order 11246, as amended, relative to equal employment opportunity and the implementing Rules and Regulations of the Office of Federal Contracts Compliance are incorporated herein by specific reference.

         F.        CONTRACT DISPUTES ACT OF 1978

                  If Grumman determines that a claim submitted by Seller may become part of a Grumman claim against the Government that is subject to the Contract Disputes Act of 1978, P.L. 95-563, 41 U.S.C. ss.601-613, Seller shall, on request, provide Grumman with a written certification, in such form and detail as Grumman may require, stating that the Seller's claim is made in good faith, the supporting data are accurate and complete to the best of Seller's knowledge and belief, and the amount requested accurately reflects the purchase order adjustment for which the Seller believes Grumman is liable. Notwithstanding any other provision of this purchase order, Seller agrees to indemnify and hold Grumman harmless against any loss or damage suffered by Grumman as a result of any breach of or discrepancy in any such certification.

                          GRUMMAN AEROSPACE CORPORATION

                          ADDITIONAL CONDITIONS (F.P.)

                           WING STUB/LOWER 45 PROGRAM

                      BOEING MODEL 767 COMMERCIAL AIRCRAFT


All of the additional conditions set forth below form a part of this purchase order. Any conflict between any of the applicable conditions contained in this attachment and those appearing on the reverse side of the first page of this purchase order shall be resolved in favor of the conditions contained in this attachment.

I.       CHANGES TO "GENERAL CONDITIONS", FORM GAC 305, REV. 12, DATED 3/81

         A.    Article I, delete paragraph E and substitute the following:

               D. All DAR clauses are extant on the effective date hereof. As used in said DAR clauses, the terms "Government", "Contracting Officer" and similar words shall mean Grumman and/or Boeing, as consistent with the context, the term "Contractor" shall include Seller and the term "contract" shall mean this purchase order.

         B.    The following changes are made in paragraph B of Article III:

               1.      Subparagraph (2) is revised to read as follows:

                       "(2) Grumman shall give notice to Seller of any breach of
                            warranty hereunder within forty (40) months after delivery to Grumman's customer of production items or spare parts and within forty-six (46) months after delivery to Grumman's customer of all other supplies."

               2.      The following is added to subparagraph (3):

                       "When Grumman requires correction of Seller supplies at Seller's facility, same shall be completed within a period of ten working days or less from receipt of the defective or nonconforming supplies by Seller from Grumman, unless a longer period has been approved by Grumman in writing."

               3.      The following new subparagraph (6) is added:

                       "(6) Grumman's  rights under this Article III.B shall, at
                            Grumman's option, be assignable to and enforceable by Grumman's customers and the ultimate purchasers and users of end items into which the supplies delivered by Seller are incorporated."

         C.    Article IV Changes:

               1. At the end of subdivision (1) of paragraph A add the words "including aircraft model changes".

               2. At the end of the second sentence of paragraph B add the words "or such claim shall be deemed waived".

               3.      After  the  second   sentence  of  paragraph  B  add  the
                       following new sentence:

                       "as requested and required by Grumman, Seller shall submit for Grumman evaluation Seller's estimated `not-to-exceed' price for changes within five (5) days of notice by Grumman of the pending change."

         D.    Article VII, Patent Indemnity:

               Following the words "Grumman and its customers" add the words "and any subsequent purchaser or user of the supplies".

         E. Article X, Property, Special Tooling and the Test Equipment, delete paragraph B and substitute the following:

         B.    Tooling

               1.      Seller Use Tools

                       Seller shall plan, design, build, test and be accountable for all tooling required to manufacture the Production Articles and related products. Seller will repair, maintain, and replace as necessary all Seller Use Tools furnished under this Purchase Order and the cost for such services is included in the Purchase Order price. Such tooling shall be provided in accordance with the requirements set forth in the Tooling Manual specified elsewhere in this Purchase Order. All tooling shall be of a type and durability capable of supporting Boeing/Grumman requirements for said products for the combined life of the 767 and 777 Programs. All lead, zinc and kirksite tooling material utilized in connection with this Purchase Order shall be furnished at no charge (either direct or indirect) to Grumman, and no portion of the Purchase Order price shall be allocable to such tooling.

               2. Seller shall be responsible for providing for the exclusive use as further defined below in Clause C ("Tooling Provisions") of all foregoing dies required to produce forgings for the Products ordered hereunder.

         C.    Tooling Provisions

               1.      Title

                       Title to all Accountable Tooling produced or acquired in connection with this Purchase Order shall be retained by Seller as security for the payment of the price thereof and retained thereafter unless and until Grumman shall request that title to all or part of such tooling by transferred to Grumman, its customer, or any third party as hereinafter provided; however, all Accountable Tooling shall be used only in the performance of this Purchase Order. Except for forging dies and special tools made of lead, zinc or kirksite, and notwithstanding Seller's retention of title, Grumman may at any time (including before or after any termination pursuant to Article VI) for any reason, and in Grumman" absolute discretion, remove any Accountable tooling from Seller's possession or require Seller to deliver any Accountable tooling to Grumman or any third party, or direct Seller to use or not use any such Accountable Tooling, or take any other action with respect to such Accountable Tooling that could be taken by the absolute owner thereof, including without limitation the power to divest Seller of legal title to any such Accountable Tooling, whether or not the Accountable Tooling is removed from Seller's possession, and to transfer such title to Grumman or to any other party. Should Grumman elect to move any Accountable Tooling, Seller agrees to provide all assistance and support required by Grumman to permit such movement to occur in a timely manner that will support Grumman requirements, and Seller further agrees the movement of Tooling including any and all data such as tool planning and tool drawings shall be delivered in a manner that will support Grumman production requirements.

                       Seller agrees that any schedule acceleration that is required by Grumman in order to establish a "Tooling window" that will enable and allow Grumman a reasonable period for moving the Accountable Tooling to Grumman, its customer, or to another supplier shall be deemed to be within the scope of this Purchase Order for purposes of
                       Article IV "Changes". If any action taken by Grumman pursuant to this paragraph causes a change in the cost of or the time required for the performance of any part of the work under this Contract, an equitable adjustment shall be made in accordance with Article IV "Changes".

               2.      Subcontractors

                       In the event that any subcontractor of Seller is required to manufacture, acquire or use any Accountable Tooling, the pertinent subcontract shall provide that legal title to such Accountable Tooling shall vest in the subcontractor. In addition, such subcontract shall confer upon Grumman such rights and powers relative to title, possession and use of the Accountable Tooling and impose upon the subcontractor such obligations as will enable Grumman to fulfill its obligations to Boeing and for Boeing to retain its superior rights in such Accountable Tooling consistent with the provisions of Clause C.1 above. Notwithstanding any other provisions of this Contract (including before or after termination pursuant to Article VI) or normal industrial practice with respect to items such as forging dies, in the event procurement responsibility hereunder is transferred to a Grumman authorized subcontractor, Grumman or its designees shall retain the primary right to use all forging dies produced for use under this Purchase Order. Forging dies shall be used only in the performance of this Purchase Order and such other Purchase Orders as Grumman may designate in writing, and such dies shall be retained for use in production of forgings until Grumman specifies in writing that a requirement for the use of such dies no longer exists.

               3.      Insurance and Risk of Loss

                       Seller shall bear the risk of all loss or damage to any Accountable Tooling until such time as the Accountable Tooling is permanently delivered to Grumman or its customer or otherwise permanently removed from Seller's possession and control at Grumman's direction. Seller shall maintain all risk physical damage insurance on all Accountable Tooling, and provide evidence of such insurance to Grumman until such time as it is permanently removed from Contractor's possession and control at Grumman's direction. The cost of such insurance is included in the price of the Products.

               4.      Purchase Order Closure

                       On completion of this Purchase Order or termination of the Purchase Order for Grumman's convenience pursuant to
                       Article VI, Seller shall be entitled to be reimbursed for its reasonable costs incurred, using the rates agreed to in performing such of the following tasks, as they may in writing be requested of Seller in respect to disposition of Tooling.

                       (a) Presentation and storage thereof beyond six (6) months following said Purchase Order completion or termination date. If no order and tools not used for 6 months.

                       (b)  Removal,   dismantling  (if  directed  by  Grumman),
                            packing and preparation for shipment FOB Grumman, Bethpage.

II. SPECIAL PROVISIONS

         A.    Notice of Delay:

               Seller shall promptly notify Grumman by telegraph of any circumstances, including but not limited to labor disputes, that may cause a delay in delivery. Such notification shall state the estimated period of delay. Seller shall use additional effort, including premium effort, in order to avoid or minimize delay. Any additional costs resulting from such premium effort shall be borne by Seller. Nothing herein shall be construed to prejudice any of the rights or remedies provided to Grumman by law. Seller shall, in addition to the above, require each of its subcontractors under this Purchase Order to provide notice and information to Grumman concerning any possible delay of any subcontracted goods to Grumman.

         B.    Confidential Disclosure

               Seller shall keep confidential all designs, processes, drawings, specifications, reports, data and other technical or proprietary information and the features of all parts, equipment, tools, gauges, patterns and other items furnished or disclosed to Seller by Grumman or its customer in connection with this Purchase Order. Unless otherwise provided herein or authorized by Grumman in writing, Seller shall use such information and items and the features thereof only in the performance of this Purchase Order. In the event any information or items are no longer necessary for the performance of this Purchase Order, Seller shall promptly return such information and items to Grumman or make such other disposition thereof as may be directed or approved by Grumman. Grumman or its customer shall have the right to audit all pertinent books and records of Seller in order to verify compliance with this Clause. In all subcontracts for performance of work related to this Purchase order, Seller shall include provisions which provide to Grumman the same rights and protections as provided in this Clause.

         C.    License

               (1) For purposes of this paragraph, "Licensed Property" shall be deemed to mean all patents (including divisions, continuations or substitutions thereof), designs, specifications, processes, tooling, drawings, technical data and other information used in the development or production of Products. In consideration for Grumman's agreement to pay certain tooling, design, development and certification costs for the Products, Seller hereby grants to Grumman or its customer a present, royalty-free non-exclusive license to use Licensed Property to make, have made, use and sell Products. Grumman or its customer shall have the right to exercise said license at any time subsequent to the date of this Purchase Order. At any time following the exercise of the license granted herein, Grumman shall have the right to require Seller to transfer to Grumman or its customer the title to and possession of all tooling, fixtures, dies and jigs used by Seller or seller's subcontractors in the development or production of Products.

               (2) In addition to the above license, Seller hereby grants to Grumman or its customer a present, royalty-free non-exclusive license to use and have others use, in any manner and for any purpose whatsoever, all designs, specifications, processes, tooling, drawings, inventions and discoveries, whether or not patentable, and any other information which is developed, designs, conceived, or first reduced to practice in connection with the performance of this Purchase Order. Seller shall, if requested by Grumman in writing, deliver to Grumman copies of any or all of the above mentioned data in a manner that will support Grumman production requirements. Such data shall be delivered at no charge, except for reasonable reproduction and assembly costs, which shall not include profit.

         D.    Facilities

               Seller agrees to bear all risk of providing adequate facilities and equipment to perform this Purchase Order in accordance with the applicable schedules. If any contemplated use of Government or other facilities or equipment is not permitted by the Government or is not available for any other reason, Seller shall be responsible for arranging for equivalent facilities and equipment at no cost to Grumman, and any failure to do so shall not be deemed to in any way excuse Contractor's performance under
               Article VI.A of the General Conditions ("Termination for Default") or under any provisions of law.

         E.    Future Orders

               Seller shall not decline to accept orders issued by Grumman or its customer for quantities of Products in addition to the quantities identified in this Purchase Order without first providing Grumman with three (3) years written notice of Seller's intent to decline to accept such orders. The parties agree that the provisions of this Purchase Order may be made applicable to any such future orders.

         F.    Publicity and Customer Contact

               1.      Publicity

                       No materials relating to the subject matter of this Purchase Order including news releases, photographs, films, advertisements, public announcements and denials or confirmation of such announcements, shall be made by the Seller without Grumman's prior written consent.

               2.      Customer Contact

                       Seller shall not contact actual or potential customers regarding the Model 767 or any other Boeing Model programs unless specifically authorized by Grumman in writing. Except in those cases where Seller has been authorized in writing to deal directly with customers, Seller shall respond to any inquiry from potential or actual aircraft customers regarding these programs by requesting that the inquiry be directed to Grumman, and Seller shall simultaneously advise Grumman of the inquiry.

         G.    Periodic Inspection and Review

               Authorized representatives of Grumman or its customer shall be entitled to enter the plant of Seller at all reasonable times during the work to conduct preliminary inspections and tests of the goods and work-in-process and to review quality problems that might occur during performance of the Purchase Order and to audit compliance with Grumman quality requirements. Such access shall be subject to U.S. Government regulations.

                                     FORM OF
                                MASTER AGREEMENT

         THIS AGREEMENT is made and entered into as of the date last executed by and between NORTHROP GRUMMAN CORPORATION, a Delaware Corporation, as represented by its Aircraft Division, with a place of business at One Northrop Avenue, Hawthorne, California, 90250 (hereinafter called "Buyer") and LEONARD'S METAL, INC., a Missouri corporation, with its principal place of business at 3030 Highway 94 N; St. Charles, MO 63302-0678 (hereinafter called "Seller").

                                   WITNESSETH:

         Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase and receive from Seller, the products hereinafter described for use by Buyer upon the following terms and conditions.

1.       DEFINITIOIONS AND EXPLANATIONS

The following definitions shall apply to the following terms as they are used in the FRP, unless another meaning is clearly indicated by the context in which such term is used:

"Purchase Order" or "Change Order" (hereinafter called "Order") means the instrument used by the Buyer in implementing the Master Agreement for the procurement from the Supplier of those Products, Services and Data as described herein and to modify or amend such existing Order.

"Day" shall mean a calendar day as opposed to working day of manufacturing calendar day unless otherwise specified.

"Parties" shall mean the Buyer and Supplier collectively.

"Products" shall mean all good, supplies, material, raw or processed items, hardware, parts, systems, equipment, components, accessories, including spare products (Spares) and all property except Data, real property and interests in real property.

"Services" shall mean Supplier's time and effort as distinguished from the purchase of Products and Data. All dollars or dollar amounts specified in this Master Agreement and all Orders hereto are stated in Then-Year Dollars unless otherwise indicated.

"Then-Year Dollars" refers to the cost/price during the period performance.

2.       IMPLEMENTING ORDERS

Orders for the product to be purchased under this Agreement shall be issued at any time during the effectively of this Agreement on Buyer's standard Purchase Order/Change Order form. Each Purchase Order/Change Order shall reference this Agreement and itemized the quantities, descriptions, prices and delivery schedule. To be valid, any order must be in writing from the Buyer to the Seller, to be followed by a Purchase Order/Change Order. An order placed electronically is deemed to be in writing for the purpose of the Agreement.

3.       OBLIGATIONS

This Agreement together with the Exhibits referenced below (which by this reference are hereby incorporated into and are part of this Agreement, and the implementing orders) establish and respective rights and obligations of the parties.

                           Exhibit 1.0      Statement of Work
                           Exhibit 2.0      Pricing
                           Exhibit 3.0      Schedule
                           Exhibit 4.0      Terms and Conditions
                           Exhibit 5.0      Special Provisions
                           Exhibit 6.0      Quality Assurance Provisions
                           Exhibit 7.0      Tooling

4.       ORDER OF PRECEDENCE

In the event of any inconsistency or conflict between any parts or sections of this Agreement, the inconsistency shall be resolved by giving precedence to the following order:

4.1      Master Agreement (excluding Exhibits)
4.2      Implementing Order(s)
4.3      Terms and Conditions
4.4      Special Provisions

5.       PERIOD OF PERFORMANCE

The period of performance of this agreement shall be for a period of one (1) year with yearly options to extend the period of performance an additional two
(2) years. Buyer shall have the right to exercise the options under this agreement concurrently or consecutively by giving written notice to seller of it's election to exercise such option(s) at least thirty (30) days prior to the end of the performance period. Such option exercise may be transmitted by facsimile (FAX) or electronically.

6.       PAYMENT TERMS

Payment terms shall 1/2% 10, Net 30.

7.       RELIANCE

Seller acknowledges that it is, and that Buyer relies upon Seller as, an expert fully competent in furnishing and supporting the Products purchase hereunder. In this context, Seller agrees that it will not deny responsibility or obligation to Buyer on the grounds that Buyer approved any specification, drawings, plan or other documentation prepared by Seller, or that Buyer provided recommendations or assistance in furnishing or supporting the products.

8.       SECTION AND PARAGRAPH HEADINGS

The section and paragraph heading herein are for convenience only, and shall not be interpreted to limit or effect in any way the meaning of the language contained in such paragraphs.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in their corporate names by their officers thereunto duly authorized to execute such agreements.

Co.  LEONARD'S METAL, INC.                  NORTHROP CORPORATION


----------------------------                --------------------------

Name:_______________________                Name:_____________________
Title:________________________              Title:______________________
Date:________________________               Date:______________________


                  FORM OF EXHIBITS FOR PO#s 8401588 and 8401875

                                   EXHIBIT 1.0

                                STATEMENT OF WORK

Introduction

Seller to fabricate and deliver parts as specified in Attachment "A" and in accordance with the prices and lead times set forth herein with applicable drawings and processes. Attachment "A" lists Buyer's anticipated requirements and Buyer does not guarantee, represent or warrant that Buyer's actual requirements be as estimated. Buyer is making no firm commitment and assumes no liability, financial or otherwise, except for the parts actually ordered. In the event the Buyer does not order the quantities specified in Attachment "A", there shall be no adjustment in the unit price.

1.2      REVIEWS AND PEPORTING

THE REVIEWS AND REPORTING REQUIREMENTS SHALL PROVIDE THE BUYER OPPORTUNITY TO EXAMINE AND ANALYZE SELLER'S PROGRESS AND RESULTS TO ASSURE THEY ARE ACHIEVING THE REQUIREMENTS OF THIS PROCUREMENT.

1.2.1    STATUS REPORTING

Seller shall provide the Buyer an automated status report, upon request, stating the quantities per line item furnished to date, the quantity remaining for each line item, current production operation and remaining operations, and any constraints on meeting the delivery date set forth, and schedule for recovery.

1.2.2    PROGRAM REVIEWS

Seller shall assist the Buyer in the conduct of periodic program reviews through first article and initial production and as requested thereafter. The program review shall be conducted at the Seller's facility. An agenda will be prepared by the Buyer.

1.2.3    FIELD REPRESENTATIVE/QUALITY SOURCE INSPECTOR

Seller shall provide access to Buyer's field representatives to all manufacturing areas where work is being performed and administrative areas to verify/monitor work in process, review delivery schedule, expedite current orders, provide technical support and perform source inspection.

1.2.4 ELECTRONIC DATA INTERCHANGE (EDI)

Seller shall implement an automatic EDI system to exchange program data with Buyer within (120) days after the initial implementing order. The EDI shall conform to ANSI X12 standard and transmitted over a value added network (VAN) currently used by Buyer. Seller shall enter into a formal trading partner agreement with the Buyer.

1.3      TOOLING

The seller's tooling shall be capable of producing 5 ship sets of parts per month, and must be capable of producing a total of 800-1000 ship sets.

1.4      BLUE STREAK PROVISIONS

1.4.1 NORMAL DELIVERY

Seller agrees to deliver any new "similar" part number on an non expedite basis within (6) weeks after receipt of Buyer's order in sufficient quantity to support Buyer's ship set requirements during Seller's transition to normal production.

1.4.2 EXPEDITE DELIVERY

Seller shall delivery any existing or new "similar" part number on an expedite basis, within three (3) weeks after receipt of Buyer's order.

1.4.3 EMERGENCY DELIVERY

When Buyer specifies a delivery as an emergency i.e. line stop, Seller shall expend all effort on a 24 hour basis to support Buyer's requirements.

1.5      AIRPLANE ON GROUND (AOG) ORDERS

     1. Seller will provide "AOG" on call personnel list to be contacted on 24 hour day basis, 365 days a year.

     2. Seller will provide "AOG" delivery commitments to Buyer within three (3) hours of receipt of requirement notification. Based on production support on a 24 hour day basis, 365 days a year.

1.6      INVENTORY RETENTION

The Seller shall retain inventory of ten (10) percent of the total on order quantity at all times and be available for delivery to Buyer within 24 hours.

1.7      DELIVERY SCHEDULE CHANGES

Delivery schedule changes may be made by Buyer for parts currently on order under an implementing order to the subject Master Agreement, provided that there is no change to the order quantity if:

         A. Seller is notified at least six (6) months prior to delivery for the accelerated schedule and four (4) months prior to the delivery for the decelerate schedule of the parts affected.

         B. The monthly rate of production shall be within 2-7 shipsets per month range.

1.8      LEAD TIME

Seller's lead time shall not exceed that set forth below for the initial procurement and option 1 and option 2.

THE FOLLOWING PORODUCTION LEAD TIMES ARE BASED UPON LMI HAVING RAW MATERIAL REQUIRED IN STOCK:

            INITIAL ORDER (1ST YEAR)                 8-10         WEEKS
            OPTION #1                                6 (7)        WEEKS
            OPTION #2                                6            WEEKS



ADD (4) WEEKS IF PART REQUIRES CHEM-MILL.


                                   EXHIBIT 2.0

                                     PRICING

2.1 THE PRICES SET FORTH IN ATTACHMENT "A" FOR 1080 PART NUMBERS ARE FIRM FIXED PRICES FOR RECURRING UNIT COST FOR THE INITIAL PROCUREMENT AND OPTIONS 1 AND 2 IN THE MASTER AGREEMENT. ANY NEW LIKE PART NUMBER SHALL BE PRICED AS FOLLOWS:

                  Sheet Brake Form:         $17.88
                  Sheet Periphery:            22.28
                  Sm. Extrusion:              13.49

2.3 Expedite charges shall not exceed the following. Actual expedite cost shall be negotiated.

                       OVERTIME:       SATURDAY:      SUNDAY:       HOLIDAY:

OPENING CHARGES:          N/A           $500.00      $1,000.00      $1,500.00
LABOR PREMIUM:         $11.00/hr       $11.00/hr     $18.00/hr      $25.00/hr

An hourly wrap rate of $49.00 is to be applied to the above when written authorization is given by Buyer to expedite.

                           PROCESSING AND SUBCONTRACT:
                              Actual Cost Plus 18%

2.4      TOOLING

         Tooling rework labor charge:    $49.00/hr


                                   EXHIBIT 3.0

                                    SCHEDULE

3.1      IMPLEMENTING PURCHASE ORDERS

         3.1.1 Issue implementing Purchase Order any time during a three (3) year period.

         3.1.2 All parts and quantities are ordered pursuant to the Implementing Purchase Order due in accordance with negotiated lead times for the initial procurement and options.

3.2      BLUE STREAK

         3.2.1 Any parts required to support a blue streak, shall be due six (6) weeks (normal lead time) or three (3) weeks (expedited lead time) after go ahead.


                                   EXHIBIT 4.0

                              TERMS AND CONDITIONS

ALL TERMS AND CONDITIONS OF THIS AGREEMENT SHALL APPLY TO EACH BUYER'S IMPLEMENTING PURCHASE ORDER AND AMENDMENT ISSUED HEREUNDER TO THE SAME EXTENT AS THOUGH SET FORTH IN FULL IN EACH BUYER'S PURCHSE ORDER AND AMENDMENT.

The Purchase Order shall be subject to T-2 (R. 9-94) and T-55 (R. 10-92) which are contained in the Northrop Corporation Terms and Conditions booklet, dated June 1994, incorporated herein by reference, except those provisions listed below which are amended and agreed to by Buyer and Seller.


         ARTICLE 20.  "OFFSET COMMITMENT"

                  A. "Definition: "Offset" means the obligations that Buyer undertakes to assist a customer country in reducing any trade imbalance caused by its purchase of Buyer's Product or to meet other customer country national objectives".

                  B. Buyer presently has made certain Offset arrangements with customer countries and anticipates that certain future foreign sales customers will require an offset agreement as a condition of their procurement of Buyers products. Notwithstanding that this Order is or is not made in direct support of a foreign sale, as a condition of this Order, Seller agrees that it is obligated to support Buyer's offset commitments.

                  C. Buyer and Seller will cooperate with each other through exchange of information and data necessary to verify or confirm Northrop Offset credits through Seller, if any."

It is also agreed that Seller will accept any additions, changes, deletions, adjustments and modifications to the terms and conditions resulting from Buyer's customer. Any resultant cost impact will be subject to negotiation.
                                  EXHIBIT 5.0

                               SPECIAL PROVISIONS

5.1 Buyer is making no firm commitment and assumes no liability, financial or otherwise, except for the Product actually ordered.

5.2 All material will be supplied by the Seller, however, Northrop Aircraft Division will supply the first (148) parts with material.

5.3 Release by Buyer to Seller of an implementing order is conditioned upon Seller's maintenance of its quality system approval, maintaining 95% on time delivery and 98% hardware quality in accordance with Supplier Performance Rating System (SPRS), satisfactory financial rating and Buyer's sole satisfaction of all performance requirements specified in Buyer's order.

5.3 If Seller is unable to deliver the quantities orders and/or meet the specified delivery schedule in the Purchase Order/Change Order, Buyer shall have the right to cancel the Order or any portion thereof without liability.

5.4 In the event of 5.4 (above), Buyer may also, at its election, purchase all or any part of the requirements specified in the Purchase Order from another source without liability and/or termination of this Agreement. Buyer reserves the right to any and all other remedies for such non-delivery.

5.5 If Seller is unable to meet the performance requirements specified in 5.4 and 5.5 (above) or any conditions of Article 17 of Terms T-2 or it's Buyer concluedes, based on available data, that delivery of any product is delayed more than two (2) months from the date of schedule delivery by circumstances beyond Seller's control, Force Major, Buyer has the right to terminate this Agreement, or any portion thereof in accordance with T-2 Termination for Cause. In such an event Seller grants to Buyer an irrevocable, non exclusive, free, paid up license to use and have others use to complete Seller's obligation hereunder all Seller's tools, dies, jig fixtures, shop aides and any other information to the products hereinafter involved. Additionally, Seller grants the Buyer the right to purchase at a pro rated value any work in process or parts or materials acquired by Seller. Payment of complete parts shall be at the Agreement price. Seller, upon request, shall deliver such data in a manner that will support Buyer's production.

5.6 Whenever the Seller has knowledge that any present or potential labor dispute, or other matter or circumstances, is delaying or threatens to delay the timely performance of this Agreement, Seller shall immediately give written notice there of, including all information relevant there to the Buyer. The substance of this Article shall be inserted in any lower-tier purchase order issued by Seller.

5.8 The FAA or its representatives shall at no charge to Buyer, Boeing or the FAA, be entitled to inspect and evaluate Contractor's plant, including, but not limited to, Contractor's facilities, systems data, equipment, personnel, testing and all work-in-process and completed products manufactured for installation on any Program Airplane. The costs of and fees for such inspection and evaluation are included in the prices paid hereunder.

5.9 Upon receipt of notice from the FAA or Boeing that a conformity inspection shall be required with respect to any first Production Article or any other Production Article following a change in the configuration thereof, Contractor shall coordinate with regional FAA personnel to develop and implement a plan to bring such Production Article into compliance with FAA requirements prior to the delivery.

5.10 Buyer may terminate all or part of this Agreement including any Order issued hereunder, by written notice for Buyer's convenience at any time and for any reason. Any such written notice of termination shall specify the effective date and the extent of any such termination. On receipt of a written notice of termination Seller shall immediately:

         1. Stop work on any undelivered Products;

         2.  Terminate  its   subcontracts   and  purchase  orders  relating  to
undelivered Products;

         3. Settle any termination claims made by its subcontractors or suppliers; provided, that Buyer shall have approved the amount of such termination claims prior to such settlement;

         4. Transferred title to the extent not already transferred and deliver to Buyer all supplies and materials, work-in-process, Tooling and manufacturing Drawings and data produced or acquired by Seller for the performance of this Master Agreement and any implementing order hereunder.

         5. Take such other action as, in Buyer's reasonable opinion, may be necessary, and as Buyer shall direct in writing to facilitate termination of this Agreement.

         If Buyer terminates this Agreement in whole or in part, Seller shall be paid for parts completed at time of notice of such termination's and a pro rata amount for parts partially completed.

         If Buyer terminates this Agreement in whole or in part, Seller shall have the right to submit a termination claim and entitled to be compensated in the manner set forth in Article 13 of the Terms T-2. However, the agreed amount, may not exceed the total amount payable under any terminated implementing order(s) to the Agreement reduced by 91) the amount of payments previous made and (2) the price of work not terminated.

         If Seller and Buyer fail to agree on the whole amount to be paid because of the termination of work, Buyer shall pay Seller the amounts determined by Buyer as follows, but without duplication of any amount previously agreed upon.

         1. The price for completed supplies or services accepted by Buyer and previously paid for, adjusted for any saving of freight and other charges.

         2.       The total of:

                  a.  The  costs  incurred  in  the   performance  of  the  work
terminated, including initial costs and preparatory expense allocable thereto.

                  b. The cost of settling and paying termination settlement proposals under terminated subcontracts that are properly chargeable to the terminated portion of the Agreement.

                  c. A sum, as profit on paragraph (a) above, determined to be fair and reasonable.

         3.  The  reasonable   costs  of  settlement  of  the  work  terminated,
including:

                  a. Accounting, legal, clerical and other expenses reasonable necessary for the preparation of the termination clause and supporting data;

                  b. The termination and settlement of subcontracts (excluding the amounts of such settlements); and

                  c.  Storage,   transportation,   and  other  costs   incurred,
reasonably necessary for the preservation, protection, or disposition of the terminated inventory.


                                   EXHIBIT 6.0

                          QUALITY ASSURANCE PROVISIONS

         Seller is responsible for performing inspection to ensure all parts in compliance with Purchase Order requirements. Northrop Source Inspection is required.

6.2 Seller is responsible for compliance to applicable Q.A. 500 requirements. The following documents attached hereto are hereby incorporated into and are part of this Master Agreement.

         DOCUMENT                           TITLE

         QA 500                             "QUALITY ASSURANCE REQUIREMENTS
         DATED JUNE 1987                             FOR SUPPLIERS, LEVEL 2"

         QA 500-1                           "SPECIAL QUALITY ASSURANCE
         DATED JUNE 1987                             REQUIREMENTS FOR SUPPLIERS"

         QA 500-2                           "Non conforming Material
         Dated June 1987                    Corrective Actions and Disposition
                                            System Requirements for Suppliers"

6.3 Seller is responsible for compliance with Drawing No. 233000, Revision "C" for the storage, maintenance and inspection of mylars.

6.4 Seller shall implement and maintain a Statistical Process Control (SPC) program that meets the intent of D1-9000, Advanced Quality System for Boeing Suppliers and satisfy the following minimum requirements. Verification of Seller's SPC program shall be performed by Buyer's Quality personnel:

         6.4.1   DEMONSTRATE PROCESS/PART CONTROL AND CAPABILITY.

         6.4.2 Calculation of capability ratios (CPK's) for key process paramenters and/or part key characteristics and charting of the CPK's on a monthly basis.

         6.4.3 Make all SPC data and charts available for review by Northrop Quality Assurance personnel.

         6.4.4 Preparation of process flow diagrams which identify key process operations, inspection points and data collection points for key process parameters and and/or part key characteristics on manufacturing shop paperwork. Plans and/or diagrams must address the following:

              -   What are the quality requirements?

              -   How are the quality requirements satisfied?

              -   What is the verification that quality requirements were met?

         6.5 First Article verification will be required on all parts and following a major design change.

         6.5.1  Prepare  and  obtain  Buyer   concurrence   on  a  schedule  for
verification.

         6.5.2   Provide required surface table and set-up and inspection tools.

         6.6.3  Have  a  Buyer  Quality   representative   present   during  the
verification process.

              - One part complete, less processing, that has been fabricated utilizing the supplier's planned production process.

              - "Should be" and "actual" dimensions on first article verification sheet.

              -   Applicable blue prints and specifications

              -   Application Mylars.

              -   Purchase Orders

              -   Shop Paperwork

              -   Any other relevant data

6.6 SELLER SHALL UTILIZE APPROVED PROCESS SOURCES AS LISTED IN D1-4426, BOEING APPROVED PROCESS SOURCES. SELLER SHALL SUBMIT A CERTIFICATION OF COMPLIANCE FORM IN ACCORDANCE WITH GA 500 ON EACH SHIPMENT OF PARTS.

6.7      The Inspection Notes shall be incorporated in the implementing order.

THE FOLLOWING REFERENCED STANDARD PURCHASE ORDER AND INSPECTION NOTES ARE APPLICABLE BY REFERENCE FOR SUBSEUQENT PURCHASE ORDERS ISSUED AGAINST THIS MASTER AGREEMENT FOR MANUFACTURE OF PARTS LISTED IN APA IV DATED 15-MAR-94 AND AS AMENDD HEREAFTER.

CLAUSE 90001: FIRST ARTICLE INSPECTION (FAI) - FIRST ARTICLE INSPECTION IS RQUIRED AND WILL BE PERFORMED ON ALL DETAILS AND ASSEMBLIES. FIRST ARTICLE INSPECTION IS THE RESPONSIBILITY OF THE SUPPLIER. ONE PIECE FROM THE FIRST
PRODUCTION LOT SHALL BE DESIGNATED AS FIRST ARTICLE. THE FABRICATION OF FIRST ARTICLE PART MUST UTILIZE THE EQUIPMENT AND COMPLETE COMPLEMENT OF PLANNED TOOLS AND PROCESSES AND IN THE SAME SEQUENCE AS WILL BE USED IN PRODUCTION.

SUPPLIER MUST PREPARE, AND OBTAIN CONCURRENCE FROM SUPPLIER QUALITY SUPPORT, A SCHEDULE FOR FIRST ARTICLE VERIFICATION.

NOTE: FIRST ARTICLE VERIFICATION OF SHEET METAL PARTS TO UNDIMENSIONED DRAWINGS WILL REQUIRE OVERLAY OF THE PART TO A PCM (PHOTO CONTACT MASTER) COMMONLY REFERRED TO AS A FULL SIZE MYLAR. IT SHOULD BE NOTED THAT THE CENTER OF THE LINES DEFINING PARTS AS DRAWN ON THE PCM IS CONSIDERED NOMINAL. WHEN USING PCM'S FOR FIRST ARTICLE VERIFICATION, IT IS IMPORTANT TO CHECK THE ACCURACY OF THE PCM USING THE GRID LINES. PCM GRID ACCURACY SHALL BE IN ACCORDANCE WITH BDS-1090. PCM'S NOT METING GRID ACCURACY MAY NOT BE USED FOR PART ACCEPTANCE AND SHOULD BE RETURNED FOR REPLACEMENT. FIRST ARTICLE INSPECTION REPORTS PROVIDED BY SUPLIER TO NORTHROP GRUMMAN QUALITY REPRESENTATIVE SHOULD REFERENCE PCM ACCURACY AS A DIMENSIONAL CALLOUT, PART ACCEPTANCE FOR UNDIMENSIONED CHARACTERISTICS CAN BE RECORDED AS ATTRIBUTE DATA (I.E. PERIPHERY MEASURED BY OVERLAY TO PCM).

A DETAILED INSPECTION REPORT SIGNED BY THE SUPPLIER'S QUALITY ASSURANCE MANAGER SHALL BE PROVIDED TO NORTHROP GRUMMAN QUALITY ASSURANCE REPRESENTATIVE FOR REVIEW. THE REPORT, AS A MINIMUM, SHALL CONTAIN THE FOLLOWING ITEMS, AND SHALL BE KEPT AT SUPPLIER'S FACILITY AS PART OF PERMANENT RECORDS FOR SEVEN YEARS.

1. PURCHASE ORDER NUMBER, DRAWING REVISION NUMBER, PROCESS SPECIFICATIONS INCLUDING REVISION AND PSD (PROCESS SPEC DEPARTURE) USED.

2.     VERIFICATION     OF     EACH     DIMENSION/CHARACTERISTICS     TO     THE
ENGINEERING/SPECIFICATION AND RECORDING OF ACTUAL MEASUREMENS/RESULTS.

3. VERIFICATION OF MANUFACTURING PLAN, TOOLING, AND PROCESSES.

4. INSPECTION AND CALIBRATION OF CHECK FIXTURE, IF APPLICABLE.

5. WHERE MULTIPLE CAVITY DIES OR MOLDS ARE USED, EACH CAVITY MUST BE INDIVIDUALLY REPORTED. UNLESS OTHERWISE AUTHORIZED IN THE CONTRACT OR PURCHASE ORDER, A NEW FIRST ARTICLE INSPECTION IS RQUIRED WHEN:

         A.      THE FIRST ARTICLE HAS BEEN REJECTED.

         B. REMAKE/DUPLICATION OF PRODUCTION TOOLS, CHANGE IN MANUFACTURING EQUIPMENT OR SEQUENCE.

         C.      CHANGE IN PATTERN, MOD OR MATERIAL

         D. THE FIRST ARTICLE HAS NOT BEEN VERIFIED BY THE NORTHROP GRUMMAN QUALITY REPRESENTATIVE

ACCEPTANCE OF FIRST ARTICLE DOES NOT RELIEVE SUPPLIER OF HIS OBLIGATION TO MANUFACTURE ALL SUBSEQUENT PRODUCTS IN ACCORDANCE WITH APPLICABLE DESCRIPTIONS, SPECIFICATIONS, DRAWINGS AND WORK STATEMENTS. PARTS REQUIRING "PRODUCTION PROVE" SHALL BE NOTED ON PURCHASE ORDER AND WILL REQUIRE, IN ADDITION TO NORMAL IDENTIFICATION REQUIRED BY DRAWING, THE WORD "PRODUCTION PROVE" APPLIED TO ALL PARTS.

CLAUSE 90002: MANUFACTURING PLAN - SUPPLIER SHALL DEVLEOP A MANUFACTURING PLAN AND AN INSPECTION PLAN WHICH INCLUDE ALL SEQUENTIAL OPERATIONS AND PROCESS SPCIFICATIONS NEEDED TO MANUFACTURE, ASSEMBLE, AND INSPECT PARTS CALLED OUT ON PURCHASE ORDER. THE PLAN SHALL INCLUDE REFERENCES TO PROCESS SPECIFICATIONS, INSPECTION STEPS, MEASUREMENT POINTS FOR KEY CHARACTERISTICS AND MAJOR MANUFACTURING PROCESSES. THE PLAN SHALL CONTAIN SUFFICIENT DETAIL FOR SUPPLIER TO BE ABLE TO PROVIDE ADEQUATE OBJECTIVE EVIDENCE OF PURCHASE ORDER COMPLIANCE AND SHALL BE REVIEWED BY NORTHROP GRUMMAN QUALITY FIELD REPRESENTATIVE ON AN AUDIT BASIS.

NOTE:      BLUE STREAK SUPPLIERS ARE NOT REQUIRED TO MONITOR KEY CHARACTERISTICS
USING STATISTICAL PROCESS CONTROL.

CLAUSE 90003: STATISTICAL PROCESS CONTROL - SUPPLIER SHALL IMPLEMENT STATISTICAL PROCESS CONTROL IN ACCORANCE WITH THE INTENT OF BOEING SPECIFICATION D1-9000,
SECTION 2 AND 3. SUPPLIERS SHALL BE RESPONSIBLE FOR IDENTIFYING KEY CHARACTERISTICS (KC) IF THE BUYER HAS NOT IDENTIFIED KC. THE SUPPLIER SHALL ALSO PREPARE PROCESS FLOW DIAGRAMS WHICH WILL IDENTIFY KEY PROCESS OPERATIONS, INSPECTION POINTS, AND DATA COLLECTION POINTS FOR KEY PROCESS PARAMETERS AND/OR KEY CHARACTERISTICS. THE SUPPLIER SHALL USE THESE DATA COLLECTION POINTS TO MEASURE, RECORD, AND CHART KEY CHARACTERISTICS AND/OR KEY PROCESS PARAMETERS. SUPPLIER MUST MAKE ALL SPC DATA AVAILABLE FOR REVIEW BY NORTHROP GRUMMAN AND MUST REPORT CAPABILITY RATIOS (CPK) TO NORTHROP GRUMMAN ON A REGULAR BASIS.

CLAUSE 90004: SUPPLIER CERTIFICATION - SUPPLIER MUST CERTIFY TO ALL MATERIAL AND PROCESS REQUIREMENTS DESIGNATED BY REFERENCE IN SPECIFICATIONS NOTED ON THE ENGINEERING DRAWING. PROCESSES OR SPECIFICATIONS DESIGNATED IN BOEING DOCUMENT D1-4426 SHALL BE PERFORMED BY SUPPLIERS OR SOURCES APPROVED IN ACCORDANCE WITH D1-4426. WHEN REQUIRED BY SPECIFICATION, QUANTITATIVE TEST REPORTS WILL BE TRACEABLE THE LOT BEING MANUFACTURED. ALL QUALITY RECORDS WILL BE MAINTAINED FOR A MINIMUM OF SEVEN YEARS AT SUPPLIER'S FACILITY AND WILL BE SUBJECT TO EXAMINATION BY NORTHROP GRUMMAN. EACH SHIPMENT WILL BE ACCOMPANIED BY A CERTIICATE OF CONFORMANCE, FORM 31-500 AND ANY ADDITIONAL REQUIRED SUPPORTING DOCUMENTATION. ALSO, THE SUPPLIER SHALL ASSURE THAT ALL PERSONNEL/EQUIPMENT MEET QUALIFICATIONS/CERTIFICATIONS AS REQUIRED BY PROCESS SPECIFICATIONS.

CLAUSE 90005: PURCHASE ORDER REVIEW - SUPPLIER SHALL, AFTER RECEIPT OF AN ORDER AND PRIOR TO BEGNNING WORK, CONTACT THE NORTHROP GRUMMAN QUALITY ASSURANCE REPRESENTATIVE TO REVIEW THE REQUIREMENTS OF THE PURCHASE ORDER, IF NECESSARY. THIS REVIEW IS INTENDED TO DEVELOP COMMUNICATION WITH THE QA REPRESENTATIVE AND THE SUPPLIER TO FACILITATE THE UNDERSTANDING OF PURCHASE ORDER QUALITY REQUIREMENTS.

CLAUSE 90006: DRAWING REVISION - DRAWINGS AND ADCN'S LISTED ON THE PURCHASE ORDER AND THE ATTACHED PLANNING SHEET ARE UPDATED ONLY WHEN THERE IS A CHANGE TO THE CONFIGURATION OF THE NOTED PART NUMBER. PART CONFIGURATION IS DEFINED BY THE C995 NOTES ON THE PLANNING CONTROL SHEET. SUPPLIER IS AUTHORIZED TO WORK TO THE DRAWING REVISION LEVEL NOTED ON THE PURCHASE ORDER OR TO A HIGHER REVISION DRAWING SUPPLIED BY NORTHROP GRUMMAN. IF ANY ADCN'S OR DRAWING REVISIONS CHANGE THE CONFIGURATION OF THE PART AND ARE NOT CALLED OUT ON THE PURCAHSE ORDER OR PLANNING CONTROL SHEET, THE BUYER SHOULD BE NOTIFIED IMMEDIATELY FOR WRITTEN AUTHORIZATION.

CLAUSE 90007: QA-500 LEVEL 2 - COMPLIANCE WITH NORTHROP GRUMMAN QA-500 QUALITY ASSURANCE REQUIREMENTS FOR SUPPLIERS DATED JUNE 1987, LEVEL 2, IS REQUIRED FOR THIS ORDER.

CLAUSE 90008: SOURCE INSPECTION - SOURCE INSPECTION IS REQUIRED PRIOR TO SHIPMENT FROM THE SUPPLIER'S FACILITY. THE REQUIREMENT IS WAIVED FOR "KEY PLAN SUPPLIER" ONLY AFTER THE APPROVAL OF FIRST ARTICLE. NOTIFY THE QUALITY ASSURANCE REPRESENTATIVE SERVICING THE SUPPLIER'S AREA AT LEASE 2 DAYS IN ADVANCE FOR DOMESTIC SUPPLIERS AND 7 DAYS IN ADVANCE FOR INTERNATIONAL SUPPLIERS OF THE NEED FOR SOURCE INSPECTION. IN THE EVENT CONTACT CANNOT BE MADE, CALL (310) 331-6424 OR (310) 332-3057.

CLAUSE 22008:  PACKAGING TO BE IN ACCORDANCE WITH p7000.

CLAUSE 40011: MAKE, PROCESS AND IDENTIFY TO NOTED CONFIGURATION, WRAP AND PACKAGE FOR DELIVERY TO NORTHROP GRUMMAN PER REFERENCED SPECIFICATIONS.

CLAUSE 40012: PARTS WILL BE USED ON A BOEING AIRCRAFT AND MUST COMPLY WITH BOEING SPECIFICATIONS AND/OR SPECIAL NOTES ON YOUR DRAWING PERTAINING TO BOEING.

CLAUSE 40013: ALTERATION OF MATERIAL IS PROHIBITED UNLESS SPECIFICALLY NOTED IN THIS PURCHASE ORDER.

CLAUSE 61007: YOUR PACKING SHEET MUST BE PLACED ON OUTSIDE OF CONTAINER AND MUST RELFECT NORTHROP GRUMMAN PUCHASE ORDER NUMBER.

CLAUSE 61082: SUPPLIER REQUESTED INFORMATION - FORM 31-99, SUPPLIER INFORMATION REQUEST (SIR) IS THE DOCUMENT USED TO PROVIDE INFORMATION IN RESPONSE TO INQUIRIES FROM SUPPLIERS. SUPPLIER REQUESTS CONCERNING CLARIFICATION/ INTERPRETATION OF DRAWINGS, TOOLING, PROCESSING, MANUFACTURING/PLANNING, MATERIALS, PARTS, AND ANY OTHER TYPES OF TECHNICAL QUESTIONS ARE MADE THROUGH PROCUREMENT USING THE SIR. SIR FORMS ARE AVAILABLE BY CONTACTING YOUR BUYER OR FOLLOW-UP PERSONNEL.


                                   EXHIBIT 7.0

                                     TOOLING

7.1      Seller shall furnish all necessary tooling.

7.2 Seller shall generate prior to first article a listing of all Seller made tools. This list shall be maintained during the life of this Agreement.

7.3 Special tooling that are essential to the forming process and specific joggle dies will be provided by Buyer where reasonable. Any tools furnished by Buyer are accountable.

7.4      List of tools provided (See Attachment "A").

7.5 Buyer furnished tools made available to the Seller for use under this Agreement are supplied in a "where is" "as is" condition. It is Sellers responsibility to perform tooling verification to ensure that Buyer furnished tools will produce parts which conform to the Engineering Drawings and Specifications called out in this Agreement.

7.6 All tools furnished by Buyer are accountable in accordance with T-55 and Boeing Documents M31-24.

7.7 Control and storage of all contract and reference tooling fabricated, purchase or Buyer supplied will be the responsibility of the Seller and will be performed per Purchase Order Terms and Conditions T-55.

Master Contract Agreement Note:

1) Planning control sheets (PCS) or other internal Northrop data are provided by Buyer to Seller for reference only and Seller is solely responsible to meet all requirements of the Master Agreement and implementing order(s) thereto. Buyer disclaims any liabilities with respect to any defect in said data. Seller is required to build to print ("Drawing/Mylar").

2) The "Ship To" location and "Ship Via" will be stated on individual Purchase Orders issured in reference to this Master Agreement.

Purchase Agreement:

Effective From:  02-Aug-94 To:  02-Aug-97


CLAUSE 01042: THIS PURCHASE ORDER IS ISSUED AND ENTERED INTO BY AND BETWEEN NORTHROP GRUMMAN COMMERCIAL AIRCRAFT DIVISION AND THE SELLER FOR PRODUCTS AND/OR SERVICES AS SPECIFIED HEREIN AND IN STRICT ACCORDANCE WITH TEMS AND CONDITIONS IDENTIFIED HEREIN.

CLAUSE 01044: THIS PURCHASE ORDER IS SUBJECT TO TERMS T-2, DATED 2-94, ENTITLED "PURCHASE ORDER TERMS AND CONDITIONS (COMMERCIAL) (FIXED PRICE SUPPLY)," PREVIOUSLY TRANSMITTED TO SELLER.

CLAUSE 01012: THIS PURCHASE ORDER IS SUBJECT TO TERMS T-55, DATED 10-92, ENTITLED "PURCHASE ORDER TERMS AND CONDITIONS (PROPERTY CONTROL)," PREVIOUSLY TRANSMITTED TO SELLER.

CLAUSE 06002: SCHEDULES AND COMPLETION OF ALL TOOLS ARE AT THE OPTION OF THE SELLER PROVIDING SUCH TOOL COMPLETION SCHEDULES ARE CONSISTENAT WITH THE DELIVERY REQUIRED FOR PRODUCTION PARTS.

CLAUSE 30006: IN ORDER TO MAINTAIN SCHEDULED DELIVERIES OF TOOLING AND PARTS OR ASSEMBLIES, SELLER SHALL SUBMIT A PROGRESS REPORT, WHEN REQUESTED BY THE BUYER OR THE BUYER'S REPRESENTATIVE, HIGHLIGHTING THE MAJOR MILESTONES AND DATES OF THEIR OCCURRENCE. THIS REPORT WILL BE COORDINATED BETWEEN SELLER AND BUYER FOLLOW-UP ON A WEEKLY BASIS AT SELLER/BUYER FACILITY AND WILL BE MADE ATNO ADDITIONAL COST TO BUYER.

CLAUSE 90025: PART IDENTIFICATION - IN ADDITION TO THE REQUIREMENTS OF THE ENGINEERING AND/OR PROCESS SPECIFICATION, THE SUPPLIER SHALL APPLY THE DATE OF FINAL ACCEPTANCE (CALENDAR DATE) ON PARTS DIRECTLY TRACEABLE TO SUPPLIER'S MANUFACTURING/INSPECTION RECORDS.

SUPPLIERS SHALL ALSO APPLY EITHER THEIR NORTHROP SUPPLIER CODE NUMBER OR COMPANY NAME.

CLAUSE 95020: MATERIAL MARKING/PRESERVATION - WHEN MATERIAL SPECIFICATIONS REQUIRE SPECIFIC MARKING AND PART PROTECTION/PRESERVATION THEN MATERIAL SHALL BE MARKED IN ACCORDANCE WITH SPECIFICATION. PART PROTECTION/PRESERVATION SHALL BE PER SPECIFICATION LEVEL. SUPPLIER MUST ALSO INDICATE PURCHASE ORDER NUMBER, MATERIAL SIZE AND LOT IDENTIFICATION ON ALL PACKING SHEET AND INVOICES.

CLAUSE 95021: AGE SENSITIVE PARTS/MATERIAL. SUPPLIER SHALL IDENTIFY ALL AGE SENSITIVE PARTS AND/OR MATERIAL (ITEMS HAVING CHARACTERISTICS SUSCEPTIBLE TO QUALITY DEGRADATION WITH AGE SUCH AS, BUT NOT LIMITED TO, RUBBER, SYNTHETIC RUBBER, SEALANTS, ADHESIVES, RESINS, PAINTS, ELASTOMERS, O-RINGS, SEALS, ETC.). AGE SENSITIVE MATERIAL MUST BE MARKED IN SUCH A MANNER AS TO INDICATE THE DATE AT WHICH THE CRITICAL LIFE WAS INITIATED AND WHEN THE USEFUL LIFE WILL BE EXPENDED, I.E., SHELF LIFE EXPRIATION. ALL CERTIFICATIONS AND TEST REPORTS SHALL BE MAINTAINED AT SUPPLIER'S FACILITY SUBJECT TO EXAMINATION BY NORTHROP GRUMMAN. EACH SHIPMENT WILL BE ACCOMPANIED BY A CERTIFICATE OF CONFORMANCE, FORM 31-500.

EXHIBITS FOR PO# 31501242

                                   EXHIBIT 1.0

                                STATEMENT OF WORK

Introduction

Seller to fabricate and deliver parts as specified in Attachment "A" and in accordance with the prices and lead times set forth herein with applicable drawings and processes. Attachment "A" lists Buyer's anticipated requirements and Buyer does not guarantee, represent or warrant that Buyer's actual requirements be as estimated. Buyer is making no firm commitment and assumes no liability, financial or otherwise, except for the parts actually ordered. In the event the Buyer does not order the quantities specified in Attachment "A", there shall be no adjustment in the unit price.

1.2      REVIEWS AND PEPORTING

THE SELLER SHALL PROVIDE THE BUYER WITH VISIBILITY AND STATUS OF THE SELLER'S PROGRESS AND RESULTS. TO ASSURE ACHIEVING THE REQUIREMENTS OF THIS PROCUREMENT.

         1.2.1    STATUS REPORTING

Seller shall provide the Buyer an automated status report, upon request, stating the quantities per line item furnished to date, the quantity remaining for each line item, current production operation and remaining operations, and any constraints on meeting the delivery date set forth, and schedule for recovery.

         1.2.2    PROGRAM REVIEWS

Seller and Buyer shall conduct periodic program review's to evaluate overall status regarding Quality, Technical and Contractual issues. These program review shall be conducted monthly, as a minimum, through first article and initial production and as requested thereafter. An agenda will be prepared by the Buyer.

1.3      FIELD REPRESENTATIVE/QUALITY SOURCE INSPECTOR

Seller shall provide access to Buyer's field representatives to all manufacturing areas where work is being performed and administrative areas to verify/monitor work in process, review delivery schedule, expedite current orders, provide technical support and perform source inspection. Upon request Seller shall provide, at no cost to Northrop, office facilities, office supplies, equipment and services, including secretarial and telephone services, at its own facilities as reasonably required by Northrop for performance of this Contract. A reasonable portion of the working area shall include provisions for privacy to accommodate telephone calls, meetings and similar activities.

1.4      ELECTRONIC DATA INTERCHANGE (EDI)

Seller shall implement an automatic EDI system to exchange program data with Buyer within (120) days after the initial implementing order. The EDI shall conform to ANSI X12 standard and transmitted over a value added network (VAN) currently used by Buyer. Seller shall enter into a formal trading partner agreement with the Buyer.

1.5      TOOLING

The seller's tooling shall be capable of producing up to 7 ship sets of parts per month, and must be capable of producing a total of 800-1000 ship sets. Refer to Exhibit 7.0 for tooling provisions.

1.6      SUSTAINING SUPPORT REQUIREMENTS

In addition to fabrication and delivery set forth herein Seller shall maintain the capability and capacity for the following.

1.7      BLUE STREAK PROVISIONS

         1.7.1   NORMAL DELIVERY

Seller agrees to deliver any new "similar" part number on an non expedite basis within (6) weeks (30 manufacturing days) after receipt of Buyer's order in sufficient quantity to support Buyer's ship set requirements during Seller's transition to normal production.

         1.7.2    EXPEDITE DELIVERY

Seller shall delivery any existing or new "similar" part number on an expedite basis, within three (3) weeks (15 manufacturing days) after receipt of Buyer's order.

         1.7.3    EMERGENCY DELIVERY

When Buyer specifies a delivery as an emergency i.e. line stop, Seller shall expend all effort on a 24 hour basis to support Buyer's requirements.

1.8      AIRPLANE ON GROUND (AOG) ORDERS

         1.8.1 Seller will provide "AOG" on call personnel list to be contacted on 24 hour day basis, 365 days a year.

         1.8.2 Seller will provide "AOG" delivery commitments to Buyer within three (3) hours of receipt of requirement notification. Based on production support on a 24 hour day basis, 365 days a year.

         1.8.3 Seller shall deliver parts on an expedited basis, based on a 24 hour, 365 days a year shift for AOG requirements.

1.9      PURCHASE ON ASSEMBLY (POA) ORDERS

         1.9.1 Seller will provide "POA" on call personnel list to be contacted on a 24 hour a day, 365 days a year basis.

         1.9.2 Seller will provide "POA" delivery commitments to Buyer within three (3) hours of receipt of requirement notification based on production support on a 24 hours a day, 365 days a year basis.

         1.9.3 POA DELIVERY Seller shall deliver any existing or new "similar part number on as expedited basis.

1.10     INVENTORY RETENTION

The Seller shall retain inventory of ten (10) percent of the total quantity of parts on order at all times and further shall be available for delivery to Buyer within 24 hours to support critical shortage requirements.

1.11     SCHEDULE CHANGES

Delivery schedule changes or firing order may be made by Buyer for parts currently on order under an implementing order to the subject Master Agreement, at no expense if:

         1.11.1 Seller is notified at least six (6) months prior to delivery for the accelerated schedule and four (4) months prior to the delivery for the decelerate schedule of the parts affected.

         1.11.2 The monthly rate of production shall be within 2-7 shipsets per month range.

1.12     LEAD TIME/CYCLE TIME

Seller's lead time/cycle time shall not exceed that set forth in Attachment "A".

1.13     QUALITY ASSURANCE

         1.13.1 Seller shall perform inspection to ensure all parts are in compliance with Purchase Order requirements. Northrop Source Inspection is required.

         1.13.2 Seller will comply with applicable Q.A. 500 requirements. The following documents attached hereto are hereby incorporated into and are part of this Master Agreement.

         DOCUMENT                             TITLE

         QA 500                             "QUALITY ASSURANCE REQUIREMENTS
         DATED JUNE 1987                    FOR SUPPLIERS, LEVEL 2"

         QA 500-1                           "SPECIAL QUALITY ASSURANCE
         DATED JUNE 1987                    REQUIREMENTS FOR SUPPLIERS"

          QA 500-2                          "Non conforming Material
          Dated June 1987                   Corrective Actions and Disposition
                                            System Requirements for Suppliers"

         QA 500-4                           "Software Quality Assurance"

         1.13.3 Seller shall comply with Drawing No. 233000, Revision "C" for the storage, maintenance and inspection of mylars.

         1.13.4 Seller's SPC program shall meet the requirements of D1-9000, Advanced quality system for Boeing Sellers and satisfy the following minimum requirements.

         1.13.5  The  Seller   shall   demonstrate   process/part   control  and
capability.

         1.13.6 The Seller's SPC program shall meet the requirements of D1-9000, Calculation of capability ratios (CPK's) for key process parameters, and/or part key characteristics and charting of the CPK's on a monthly basis.

         1.13.7 Seller's SPC data and charts available for review by Northrop Quality Assurance personnel.

         1.13.8 Preparation of process flow diagrams which identify key process operations, inspection points and data collection points for key process parameters and and/or part key characteristics on manufacturing shop paperwork. Plans and/or diagrams must address the following:

              -   What are the quality requirements?

              -   How are the quality requirements satisfied?

              -   What is the verification that quality requirements were met?

         1.13.9 First Article verification will be required on all parts and following a major design change.

         1.13.10 The Seller shall prepare and obtain Buyer concurrence on a schedule for verification.

         1.13.11 The Seller shall provide required surface table and set-up and inspection tools.

         1.13.12 The Seller shall have a Buyer Quality representative present during the verification process.

              - One part complete, less processing, that has been fabricated utilizing the supplier's planned production process.

              -   "Should  be"  and  "actual"   dimensions  on   first   article
                  verification sheet.

              -   Applicable blue prints and specifications

              -   Application Mylars.

              -   Purchase Orders

              -   Shop Paperwork

              -   Any other relevant data

         1.13.13 Seller shall utilize approved process sources as listed on D14426, Boeing Approved Process Sources. Seller shall submit a certification of compliance form in accordance with QA 5000 on each shipment of parts.

         1.13.14 The inspection Notes shall be incorporated in the implementing order IAW Section 6.0.
                                   EXHIBIT 2.0

                                     PRICING


2.1 The prices set forth in Attachment "A" to this exhibit are firmed fixed price for unit cost (including labor, material and processing) and non-recurring cost for the term of this Master Agreement. 2.2 Expedite charges shall be in accordance with the information below. Actual expedite hours shall be negotiated at the time of the request support. The expedited delivery dates and implementing order are to reflect any agreement between buyer and the Seller to deliver items purchased undert this Master Agreement. In the event delivery dates are not met, that portion indicted as additional cost for expedited production and delivery may be reduced by Buyer by the stated amount or a portion thereof as may be equitable under the circumstances involved. The resultant reduction in cost is in addition to any other rights and remedies which the Buyer may have in such case.

EXPEDITE CHARGES

Expedite charges are to be in accordance with the following and will remain firm for the period of this Master Agreement:

OVERTIME          SATURDAY          SUNDAY           HOLIDAY
$60.00             $60.00           $67.00           $74.00


OPENING CHARGES
                   SATURDAY         SUNDAY            HOLIDAY
                   $500.00        $1,000.00          $1,500.00

PROCESSING AND SUBCONTRACT

Actual Cost plus 18%

2.3 The prices for customer variable items shall be negotiated at the time of implementation using the same pricing formula used in developing the prices in Attachment "A" to this Exhibit.

2.4      TOOL REWORK CHARGES

$49.00 per hour

                                   EXHIBIT 3.0

                                    SCHEDULE

3.1      IMPLEMENTING PURCHASE ORDERS

         3.1.1 Buyer may issue an implementing Purchase/Change Order any time during a (3) year period.

         3.1.2 All parts and quantities are ordered pursuant to the Implementing Purchase Order and are due in accordance with negotiated lead times specified in
Exhibit 1.0, sections 1.4 and 1.5.

3.2      FIRST ARTICLE

         3.2.1 All First Articles shall be presented for inspection no less than 5 manufacturing days prior to the Due on Dock date to allow for first article verification.

3.3      BLUE STREAK

         3.3.1 Any parts required to support a blue streak, shall be due six (6) weeks (normal lead time) or three (3) weeks (expedited lead time) after go ahead.

3.4      AOG DELIVERY

         3.4.1 Any parts required to support AOG efforts are to be delivered on an all-out expedited basis by Seller.

3.5      POA DELIVERY

         3.5.1 Any parts required to support POA efforts are to be delivered on an all-out expedited basis by Seller.

                                   EXHIBIT 4.0

                              TERMS AND CONDITIONS

4.1 All terms and conditions of this Agreement shall apply to each Buyer's implementing Purchase Order and amendment issued hereunder to the same extent as though set forth in full in each Buyer's purchse order and amendment.

4.2 The Purchase Order shall be subject to T-2 (R. 9-94) and T-55 (R. 10-92) which are contained in the Northrop Corporation Terms and Conditions booklet, dated June 1994, incorporated herein by reference, except those provisions listed below which are amended and agreed to by Buyer and Seller.

4.3 It is also agreed that Seller will accept any additions, changes, deletions, adjustments and modifications to the terms and conditions resulting from Buyer's customer. Any resultant cost impact will be subject to negotiation.

                                   EXHIBIT 5.0

                               SPECIAL PROVISIONS

5.1 Buyer is making no firm commitment and assumes no liability, financial or otherwise, except for the Product actually ordered.

5.2 All material will be supplied by the Seller, however, Buyer's Accommodation Sales (310) 332-2578 must first be contacted and if available at Buyer's facility, seller is required to purchase material under Accommodation Sales, for the total part quantities on order. The payment terms will be negotiated.

5.3 Release by Buyer to Seller of an implementing order is conditioned upon Seller's maintenance of its quality system approval, maintaining 95% on time delivery and 98% hardware quality in accordance with Supplier Performance Rating System (SPRS), satisfactory financial rating and Buyer's sole satisfaction of all performance requirements specified in Buyer's order.

5.4 If Seller is unable to deliver the quantities orders and/or meet the specified delivery schedule in the Purchase Order/Change Order, Buyer shall have the right to cancel the Order or any portion thereof without liability.

5.5 In the event of 5.4 (above), Buyer may also, at its election, purchase all or any part of the requirements specified in the Purchase Order from another source without liability and/or termination of this Agreement. Buyer reserves the right to any and all other remedies for such non-delivery.

5.6 If Seller is unable to meet the performance requirements specified in 5.4 and 5.5 (above) or any conditions of Article 17 of Terms T-2 or it's Buyer concluedes, based on available data, that delivery of any product is delayed more than two (2) months from the date of schedule delivery by circumstances beyond Seller's control, Force Major, Buyer has the right to terminate this Agreement, or any portion thereof in accordance with T-2 Termination for Cause. In such an event Seller grants to Buyer an irrevocable, non exclusive, free, paid up license to use and have others use to complete Seller's obligation hereunder all Seller's tools, dies, jig fixtures, shop aides and any other information to the products hereinafter involved. Additionally, Seller grants the Buyer the right to purchase at a pro rated value any work in process or parts or materials acquired by Seller. Payment of complete parts shall be at the Agreement price. Seller, upon request, shall deliver such data in a manner that will support Buyer's production.

5.7 Whenever the Seller has knowledge that any present or potential labor dispute, or other matter or circumstances, is delaying or threatens to delay the timely performance of this Agreement, Seller shall immediately give written notice there of, including all information relevant there to the Buyer. The substance of this Article shall be inserted in any lower-tier purchase order issued by Seller.

5.8 Seller Note - Notify the Buyer immediately if your key personnel structure is changed.

5.9 a. Seller understands and agrees that Buyer and its representatives may visit the Seller's facilities or those of lower-tier subcontractor for purposes of maintaining surveillance activities including the right to witness any and all test performed as part of the requirements of this contract. Sellers shall provide Buyer with reasonable facilities and equipment for safe and convenient performance of these duties and escorted free access to all areas essential to the proper conduct of the aforementioned activities.

                  b. Seller agrees to insert the substance of this clause, including this paragraph b., in each lower-tier subcontract hereunder.

5.11
Returnable containers delivered to Buyer under the terms of this Master Agreement should be appropriately marked and referenced on the Seller's packing sheet.

5.12 All material shipped to Buyer's Georgia Production Site shall be limited to 4,000 maximum skid weight.

5.13 Termination cost for subcontractor inventory of raw material or components in excess of the amount required for sequential completion of each production run, as specified in the subcontract, shall be unallowable unless specifically authorized by the Buyer in writing as provided and supported by a change order. The subcontractor shall insert in each of its subcontracts a similar type provision for controlling excessive accumulation of inventories of raw materials and components in the hands of its subcontractors.

5.14 The FAA or its representatives shall at no charge to Buyer, Boeing or the FAA, be entitled to inspect and evaluate Contractor's plant, including, but not limited to, Contractor's facilities, systems data, equipment, personnel, testing and all work-in-process and completed products manufactured for installation on any Program Airplane. The costs of and fees for such inspection and evaluation are included in the prices paid hereunder.

5.15 Upon receipt of notice from the FAA or Boeing that a conformity inspection shall be required with respect to any first Production Article or any other Production Article following a change in the configuration thereof, Contractor shall coordinate with regional FAA personnel to develop and implement a plan to bring such Production Article into compliance with FAA requirements prior to the delivery.

5.16 Seller shall notify Buyer of any proposal change affecting form, fit or function to the applicable drawing(s) as defined by this purchase order.

5.17 Buyer approval must be obtained prior to implementation of any proposed change to the design, parts, materials, or fabrication methods or processes, specified in a control drawing, called out on the purchase order.

5.18 All drawing part number identified in accordance with BAC 5307 shall also be suffixed with the applicable revision letter to which the part number was manufactured. Drawing part numbers not yet subject to a revision change shall use the suffix "NC.

5.19 If licensed vehicles will be used on Buyer and on Boeing's premises in connection with the performance of this Contract, Seller shall carry and maintain, and shall ensure that any Subcontractor who uses a licensed vehicle on Northrop's and on Boeing's premises in connection with performance of this contract carries and maintains, throughout the period of the performance of this contract, Commercial Automobile Liability insurance covering all vehicles, whether owned, hired, rented, borrowed or otherwise, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence combined single limit for bodily injury and property damage.

5.20 NOVATION

         Master Agreement Numberr 31401340, including all amendments, exhibits, and orders, and any future amendments, exhibits, and orders may be subject to novation for a period not less than 5 years.

5.21     TERMINATION

         a. Buyer may terminate all or part of this Agreement including any Order issued hereunder, by written notice for Buyer's convenience at any time and for any reason. Any such written notice of termination shall specify the effective date and the extent of any such termination.

         b. On receipt of a written notice of termination Seller shall immediately:

         1.       Stop work on any undelivered Products;

         2.  Terminate  its   subcontracts   and  purchase  orders  relating  to
undelivered Products;

         3. Settle any termination claims made by its subcontractors or suppliers; provided, that Buyer shall have approved the amount of such termination claims prior to such settlement;

         4. Transferred title to the extent not already transferred and deliver to Buyer all supplies and materials, work-in-process, Tooling and manufacturing Drawings and data produced or acquired by Seller for the performance of this Master Agreement and any implementing order hereunder.

         5. Take such other action as, in Buyer's reasonable opinion, may be necessary, and as Buyer shall direct in writing to facilitate termination of this Agreement.

         c. If Buyer terminates this Agreement in whole or in part, Seller shall be paid for parts completed at time of notice of such termination's and a pro rata amount for parts partially completed.

         d. If Buyer terminates this Agreement in whole or in part, Seller shall have the right to submit a termination claim and entitled to be compensated in the manner set forth in Article 13 of the Terms T-2. However, the agreed amount, may not exceed the total amount payable under any terminated implementing order(s) to the Agreement reduced by (1) the amount of payments previous made and (2) the price of work not terminated.

         e. If Seller and Buyer fail to agree on the whole amount to be paid because of the termination of work, Buyer shall pay Seller the amounts determined by Buyer as follows, but without duplication of any amount previously agreed upon.

         1. The price for completed supplies or services accepted by Buyer and previously paid for, adjusted for any saving of freight and other charges.

         2.       The total of:

                  a.  The  costs  incurred  in  the   performance  of  the  work
terminated, including initial costs and preparatory expense allocable thereto.

                  b. The cost of settling and paying termination settlement proposals under terminated subcontracts that are properly chargeable to the terminated portion of the Agreement.

                  c. A sum, as profit on paragraph (a) above, determined to be fair and reasonable.

         3. The reasonable costs of settlement of the work terminated, including:

                  a. Accounting, legal, clerical and other expenses reasonable necessary for the preparation of the termination clause and supporting data;

                  b. The termination and settlement of subcontracts (excluding the amounts of such settlements); and

                  c.  Storage,   transportation,   and  other  costs   incurred,
reasonably necessary for the preservation, protection, or disposition of the terminated inventory.

                                   EXHIBIT 6.0
                           QUALITY ASSURANCE PROVISION

6.1      FIRST ARTICLE INSPECTION

         First Article Inspection (FAI) is required and will be performed on all details and assemblies. FAI is the responsibility of the supplier. One piece from the first production lot shall be designated as first article. The fabrication of first article part must utilize the equipment and complete complement of planned tools and processes and in the same sequence as will be used in production. Supplier must prepare and obtain concurrence from supplier quality support on a schedule for first article verification. Note: first article verification of sheet metal parts to undimensioned drawings will require overlay of the part to a pcm (photo contact master) commonly referred to as a full size mylar. It should be noted that the center of the lines defining parts as drawn on the pcm is considered nominal. When using pcm's for first article verification, it is important to check the accuracy of the pcm using the grid lines. Pcm grid accuracy shall be in accordance with bds-1090. Pcm's not meting grid accuracy may not be used for part acceptance and should be returned for replacement. First article inspection reports provided by suplier to northrop grumman quality representative should reference pcm accuracy as a dimensional callout, part acceptance for undimensioned characteristics can be recorded as attribute data (i.e. periphery measured by overlay to pcm).

A detailed inspection report signed by the supplier's quality assurance manager shall be provided to northrop grumman quality assurance representative for review. The report, as a minimum, shall contain the following items, and shall be kept at supplier's facility as part of permanent records for seven years.

6.1.1 Purchase order number, drawing revision number, process specifications including revision and psd (process spec departure) used.

6.1.2     Verification    of    each     dimension/characteristics     to    the
engineering/specification and recording of actual measurements/results.

6.1.3    Verification of manufacturing plan, tooling, and processes.

6.1.4    Inspection and calibration of check fixture, if applicable.

6.1.5 Where multiple cavity dies or molds are used, each cavity must be individually reported. Unless otherwise authorized in the contract or purchase order, a new first article inspection is required when:

         a.       The first article has been rejected.

         b. Remake/duplication of production tools, change in manufacturing equipment or sequence.

         c.       Change in pattern, mod or material

         d. The first article has not been verified by the Northrop Grumman quality representative

Acceptance of first article does not relieve supplier of his obligation to manufacture all subsequent products in accordance with applicable descriptions, specifications, drawings and work statements.

         6.2      MANUFATURING PLAN

Supplier shall develop a manufacturing plan and an inspection plan which include all sequential operations and process specifications needed to manufacture, assemble, and inspect parts called out on purchase order. The plan shall include references to process specifications, inspection steps, measurement points for key characteristics and major manufacturing processes. The plan shall contain sufficient detail for supplier to be able to provide adequate objective evidence of purchase order compliance and shall be reviewed by Northrop Grumman quality field representative on an audit basis.

6.3      DI-9000

A supplier shall implement statistical process control in accorance with the intent of boeing specification d1-9000, section 2 and 3. Suppliers shall be responsible for identifying key characteristics (kc) if the buyer has not identified kc. The supplier shall also prepare process flow diagrams which will identify key process operations, inspection points, and data collection points for key process parameters and/or key characteristics. The supplier shall use these data collection points to measure, record, and chart key characteristics and/or key process parameters

6.4      SUPPLIER CERTIFICATION

Supplier must certify to all material and process requirements designated by reference in specifications noted on the engineering drawing. Processes or specifications designated in Boeing document d1-4426 shall be performed by suppliers or sources approved in accordance with d1-4426. When required by specification, quantitative test reports will be traceable the lot being manufactured. All quality records will be maintained for a minimum of seven years at supplier's facility and will be subject to examination by Northrop Grumman. Each shipment will be accompanied by a certificate of conformance, form 31-500 and any additional required supporting documentation. Also, the supplier shall assure that all personnel/equipment meet qualifications/certifications as required by process specifications.

6.5      PURCHASE ORDER REVIEW

Supplier shall, after receipt of an order and prior to beginning work, contact the Northrop Grumman quality assurance representative to review the requirements of the purchase order, if necessary. This review is intended to develop communication with the Quality Engineering Representative and the supplier to facilitate the understanding of purchase order quality requirements.

6.6      DRAWING REVISION

Drawings and Advanced Drawing Change Notice (ADCN) listed on the purchase order and the attached planning sheet are updated only when there is a change to the configuration of the noted part number. Part configuration is defined by the c995 notes on the planning control sheet. Supplier is authorized to work to the drawing revision level noted on the purchase order or to a higher revision drawing supplied by Northrop Grumman. If any ADCNs or drawing revisions change the configuration of the part and are not called out on the purchase order or planning control sheet, the buyer should be notified immediately for written authorization.

6.7      SOURCE INSPECTION

Source inspection is required prior to shipment from the supplier's facility. The requirement is waived for "key plan supplier" only after the approval of first article. Notify the quality assurance representative servicing the supplier's area at lease 2 days in advance for domestic suppliers and 7 days in advance for international suppliers of the need for source inspection. In the event contact cannot be made, call (310) 331-6424 or (310) 332-3057.

                                   EXHIBIT 7.0
                                     TOOLING

7.1 Buyer will supply the initial tools only. Buyer supplied tools, fixtures and jigs made available to the Seller for use under this order are supplied in a "where is-as is" condition. It is the Seller's responsibility to ensure that they will produce parts which conform to the engineering drawings and specifications called out in this order. Cost of rework of tools shall be NGCAD responsibility.

7.2 Seller shall generate prior to first article, a listing of all Seller made tools. This list shall be maintained during the life of this Agreement.

7.3 All special tools furnished by Buyer or made by Seller are accountable in accordance with T-55 and Boeing Document M31-24.

7.4 Seller shall be responsible to perform tooling verification of Buyer furnished tools to Engineering drawings and Purchase Order requirements prior to fabrication of parts.

7.5 List of tools required to perform the fabrication at Buyer's facility is noted on the Buyer's Planning Control Sheet (PCS) which is provided for reference. A full report of accountable tools will be provided prior to issuance of this Master Agreement.

7.6 Copies of in-house fabrication and or assembly plans will be provided to Seller for developmental purposes only. These plans are for reference only and will not be maintained by Buyer.

7.7 Tooling fabricated by the Seller and not called out by P.O. shall be considered Boeing owned tooling and shall be maintained in Buyer's Tool Control and Accountability System at no expense to Buyer.

7.8  Seller  will  be held  responsible  for
incorportating the necessary changes to all tooling. Verification of tooling will be performed by inspection of parts. Changes and associated cost will be NGCAD responsibility.

7.9 All tooling fabricated by Seller and specified on Purchase Orders will be Buyer accountable tooling and subject to Buyer's Property Management system. Control and accountability of tools will be in accordance with Northrop Grumman's Property Accountability Purchase Order (PAPO).

7.10 Boeing Supplier's Tooling Manual, M31-24 will be flowed down to Seller. Buyer's reference and inspection special tools will be provided, as required. Buyer will control and issue any tooling P.O.'s to tag any accountable tools required; Boeing Life Time Serial Number's will be issued at that time.


7.11 Buyer accountable special toolig no longer required to support production will be dispositioned per M31-24 in accordance with the Buyers existing Property Management Systems and procedures.

7.12 Reference tool designs will be provided on request. Tool designs for buyer accountable special tools provided to Seller will be maintained and will be stamped in bold letters "for Reference Only".


7.13 Existing tooling fabricated bny Buyer and in his Tool Control and Accountability records will be available to Seller, if requested, and if consistent with the current manufacturing philosophy developed by the Seller and the Buyer.

7.14 Buyer supplied tooling will be identified on the PCS and PO. Directed change effort on Buyer supplied tools will be accomplished by Tool Order for Buyer incorporation, or by the Seller after authorization by Buyer.


7.15 Buyer's Manufacturing Engineering will be responsible for directing change incorporation, supplying the required reference tooling, and/or supplying the coordinting date to support the Seller production tooling fabrication and/or maintenance effort as requested by Seller.

7.16 Routine maintenance of Buyer suppled reference tools provided under Section
7.12 above, will be Seller's responsibility as outlined above.

7.17 Control, transfer, storage, rountine maintenance and replacement of all contract and reference tooling (fabricated, purchased or Buyer supplied) will be the responsibility of the Seller and will be performed per Purchase Order terms and conditions T-55.

7.18 Rework or remake tooling must receive a new Boeing Lifetime Serial Number as defined in M31-24, Section 7.41.

7.19 Buyer's Quality Assurance Personnel will conduct periodic inspections of the Buyer provided tools.

7.20 Seller shall provide at no cost or expense to Buyer the control, accountability, care, storage maintenance and replacement of all tools furnished by Buyer or made by Seller. All Seller make tools shall be in accordance with Terms T-55. Tooling to remain at Seller's for fabricating purposes (Ref:
Property Accountability Purchase Order No. 81827045. Seller agrees to retain all reports and records for a minimum of 3 years after completion of purchase order and to contact Buyer before any disposition action is taken.

CLAUSE 90001: FIRST ARTICLE INSPECTION (FAI) - FIRST ARTICLE INSPECTION IS RQUIRED AND WILL BE PERFORMED ON ALL DETAILS AND ASSEMBLIES. FIRST ARTICLE INSPECTION IS THE RESPONSIBILITY OF THE SUPPLIER. ONE PIECE FROM THE FIRST
PRODUCTION LOT SHALL BE DESIGNATED AS FIRST ARTICLE. THE FABRICATION OF FIRST ARTICLE PART MUST UTILIZE THE EQUIPMENT AND COMPLETE COMPLEMENT OF PLANNED TOOLS AND PROCESSES AND IN THE SAME SEQUENCE AS WILL BE USED IN PRODUCTION.

SUPPLIER MUST PREPARE, AND OBTAIN CONCURRENCE FROM SUPPLIER QUALITY SUPPORT, A SCHEDULE FOR FIRST ARTICLE VERIFICATION.

NOTE: FIRST ARTICLE VERIFICATION OF SHEET METAL PARTS TO UNDIMENSIONED DRAWINGS WILL REQUIRE OVERLAY OF THE PART TO A PCM (PHOTO CONTACT MASTER) COMMONLY REFERRED TO AS A FULL SIZE MYLAR. IT SHOULD BE NOTED THAT THE CENTER OF THE LINES DEFINING PARTS AS DRAWN ON THE PCM IS CONSIDERED NOMINAL. WHEN USING PCM'S FOR FIRST ARTICLE VERIFICATION, IT IS IMPORTANT TO CHECK THE ACCURACY OF THE PCM USING THE GRID LINES. PCM GRID ACCURACY SHALL BE IN ACCORDANCE WITH BDS-1090. PCM'S NOT METING GRID ACCURACY MAY NOT BE USED FOR PART ACCEPTANCE AND SHOULD BE RETURNED FOR REPLACEMENT. FIRST ARTICLE INSPECTION REPORTS PROVIDED BY SUPLIER TO NORTHROP GRUMMAN QUALITY REPRESENTATIVE SHOULD REFERENCE PCM ACCURACY AS A DIMENSIONAL CALLOUT, PART ACCEPTANCE FOR UNDIMENSIONED CHARACTERISTICS CAN BE RECORDED AS ATTRIBUTE DATA (I.E. PERIPHERY MEASURED BY OVERLAY TO PCM).

A DETAILED INSPECTION REPORT SIGNED BY THE SUPPLIER'S QUALITY ASSURANCE MANAGER SHALL BE PROVIDED TO NORTHROP GRUMMAN QUALITY ASSURANCE REPRESENTATIVE FOR REVIEW. THE REPORT, AS A MINIMUM, SHALL CONTAIN THE FOLLOWING ITEMS, AND SHALL BE KEPT AT SUPPLIER'S FACILITY AS PART OF PERMANENT RECORDS FOR SEVEN YEARS.

1. PURCHASE ORDER NUMBER, DRAWING REVISION NUMBER, PROCESS SPECIFICATIONS INCLUDING REVISION AND PSD (PROCESS SPEC DEPARTURE) USED.

2.   VERIFICATION  OF  EACH   DIMENSION/CHARACTERISTICS   TO  THE   ENGINEERING/
SPECIFICATION AND RECORDING OF ACTUAL MEASUREMENS/RESULTS.

3. VERIFICATION OF MANUFACTURING PLAN, TOOLING, AND PROCESSES.

4. INSPECTION AND CALIBRATION OF CHECK FIXTURE, IF APPLICABLE.

5. WHERE MULTIPLE CAVITY DIES OR MOLDS ARE USED, EACH CAVITY MUST BE INDIVIDUALLY REPORTED. UNLESS OTHERWISE AUTHORIZED IN THE CONTRACT OR PURCHASE ORDER, A NEW FIRST ARTICLE INSPECTION IS RQUIRED WHEN:

         A. THE FIRST ARTICLE HAS BEEN REJECTED.

         B. REMAKE/DUPLICATION OF PRODUCTION TOOLS, CHANGE IN MANUFACTURING EQUIPMENT OR SEQUENCE.

         C. CHANGE IN PATTERN, MOD OR MATERIAL

         D. THE FIRST ARTICLE HAS NOT BEEN VERIFIED BY THE NORTHROP GRUMMAN QUALITY REPRESENTATIVE

ACCEPTANCE OF FIRST ARTICLE DOES NOT RELIEVE SUPPLIER OF HIS OBLIGATION TO MANUFACTURE ALL SUBSEQUENT PRODUCTS IN ACCORDANCE WITH APPLICABLE DESCRIPTIONS, SPECIFICATIONS, DRAWINGS AND WORK STATEMENTS. PARTS REQUIRING "PRODUCTION PROVE" SHALL BE NOTED ON PURCHASE ORDER AND WILL REQUIRE, IN ADDITION TO NORMAL IDENTIFICATION REQUIRED BY DRAWING, THE WORD "PRODUCTION PROVE" APPLIED TO ALL PARTS.

CLAUSE 90002: MANUFACTURING PLAN - SUPPLIER SHALL DEVLEOP A MANUFACTURING PLAN AND AN INSPECTION PLAN WHICH INCLUDE ALL SEQUENTIAL OPERATIONS AND PROCESS SPCIFICATIONS NEEDED TO MANUFACTURE, ASSEMBLE, AND INSPECT PARTS CALLED OUT ON PURCHASE ORDER. THE PLAN SHALL INCLUDE REFERENCES TO PROCESS SPECIFICATIONS, INSPECTION STEPS, MEASUREMENT POINTS FOR KEY CHARACTERISTICS AND MAJOR MANUFACTURING PROCESSES. THE PLAN SHALL CONTAIN SUFFICIENT DETAIL FOR SUPPLIER TO BE ABLE TO PROVIDE ADEQUATE OBJECTIVE EVIDENCE OF PURCHASE ORDER COMPLIANCE AND SHALL BE REVIEWED BY NORTHROP GRUMMAN QUALITY FIELD REPRESENTATIVE ON AN AUDIT BASIS.

NOTE: BLUE STREAK SUPPLIERS ARE NOT REQUIRED TO MONITOR KEY CHARACTERISTIDS USING STATISTICAL PROCESS CONTROL.

CLAUSE 90003: STATISTICAL PROCESS CONTROL - SUPPLIER SHALL IMPLEMENT STATISTICAL PROCESS CONTROL IN ACCORANCE WITH THE INTENT OF BOEING SPECIFICATION D1-9000,
SECTION 2 AND 3. SUPPLIERS SHALL BE RESPONSIBLE FOR IDENTIFYING KEY CHARACTERISTICS (KC) IF THE BUYER HAS NOT IDENTIFIED KC. THE SUPPLIER SHALL ALSO PREPARE PROCESS FLOW DIAGRAMS WHICH WILL IDENTIFY KEY PROCESS OPERATIONS, INSPECTION POINTS, AND DATA COLLECTION POINTS FOR KEY PROCESS PARAMETERS AND/OR KEY CHARACTERISTICS. THE SUPPLIER SHALL USE THESE DATA COLLECTION POINTS TO MEASURE, RECORD, AND CHART KEY CHARACTERISTICS AND/OR KEY PROCESS PARAMETERS. SUPPLIER MUST MAKE ALL SPC DATA AVAILABLE FOR REVIEW BY NORTHROP GRUMMAN AND MUST REPORT CAPABILITY RATIOS (CPK) TO NORTHROP GRUMMAN ON A REGULAR BASIS.

CLAUSE 90004.1: SUPPLIER CERTIFICATION - SUPPLIER MUST CERTIFY TO ALL MATERIAL AND PROCESS REQUIREMENTS DESIGNATED BY REFERENCE IN SPECIFICATIONS NOTED ON THE ENGINEERING DRAWING. PROCESSES OR SPECIFICATIONS DESIGNATED IN BOEING DOCUMENT D1-4426 SHALL BE PERFORMED BY SUPPLIERS OR SOURCES APPROVED IN ACCORDANCE WITH D1-4426. WHEN REQUIRED BY SPECIFICATION, QUANTITATIVE TEST REPORTS WILL BE TRACEABLE THE LOT BEING MANUFACTURED. ALL QUALITY RECORDS WILL BE MAINTAINED FOR A MINIMUM OF SEVEN YEARS AT SUPPLIER'S FACILITY AND WILL BE SUBJECT TO EXAMINATION BY NORTHROP GRUMMAN. EACH SHIPMENT WILL BE ACCOMPANIED BY A CERTIICATE OF CONFORMANCE, FORM 31-500 AND ANY ADDITIONAL REQUIRED SUPPORTING DOCUMENTATION. ALSO, THE SUPPLIER SHALL ASSURE THAT ALL PERSONNEL/EQUIPMENT MEET QUALIFICATIONS/CERTIFICATIONS AS REQUIRED BY PROCESS SPECIFICATIONS.

NOTE 1: PURCHASE ORDERS WHICH REQUIRE RECEIVING INSPECTION AT NORTHROP GRUMMAN MUST INCLUDE COPIES OF PROCESS CERTIFICATIONS AND TEST REPORTS WITH SHIPMENT.

NOTE 2: ALL SHIPMENTS WHICH REQUIRE RECEIVING INSPECTION AT NORTHROP GRUMMAN WILL INCLUDE A CERTIFICATE OF CONFORMANCE, FORM 31-500 (EXCEPT THOSE SUPPLIER'S WHO HAVE BEEN EXEMPTED FROM USING FORM 31-500 FOR SOURCE INSPECTE SHIPMENTS).

CLAUSE 90005: PURCHASE ORDER REVIEW - SUPPLIER SHALL, AFTER RECEIPT OF AN ORDER AND PRIOR TO BEGNNING WORK, CONTACT THE NORTHROP GRUMMAN QUALITY ASSURANCE REPRESENTATIVE TO REVIEW THE REQUIREMENTS OF THE PURCHASE ORDER, IF NECESSARY. THIS REVIEW IS INTENDED TO DEVELOP COMMUNICATION WITH THE QA REPRESENTATIVE AND THE SUPPLIER TO FACILITATE THE UNDERSTANDING OF PURCHASE ORDER QUALITY REQUIREMENTS.

CLAUSE 90006: DRAWING REVISION - DRAWINGS AND ADCN'S LISTED ON THE PURCHASE ORDER AND THE ATTACHED PLANNING SHEET ARE UPDATED ONLY WHEN THERE IS A CHANGE TO THE CONFIGURATION OF THE NOTED PART NUMBER. PART CONFIGURATION IS DEFINED BY THE C995 NOTES ON THE PLANNING CONTROL SHEET. SUPPLIER IS AUTHORIZED TO WORK TO THE DRAWING REVISION LEVEL NOTED ON THE PURCHASE ORDER OR TO A HIGHER REVISION DRAWING SUPPLIED BY NORTHROP GRUMMAN. IF ANY ADCN'S OR DRAWING REVISIONS CHANGE THE CONFIGURATION OF THE PART AND ARE NOT CALLED OUT ON THE PURCAHSE ORDER OR PLANNING CONTROL SHEET, THE BUYER SHOULD BE NOTIFIED IMMEDIATELY FOR WRITTEN AUTHORIZATION.

CLAUSE 90007: QA-500 LEVEL 2 - COMPLIANCE WITH NORTHROP GRUMMAN QA-500 QUALITY ASSURANCE REQUIREMENTS FOR SUPPLIERS DATED JUNE 1987, LEVEL 2, IS REQUIRED FOR THIS ORDER.

CLAUSE 90008: SOURCE INSPECTION - SOURCE INSPECTION IS REQUIRED PRIOR TO SHIPMENT FROM THE SUPPLIER'S FACILITY. THE REQUIREMENT IS WAIVED FOR "KEY PLAN SUPPLIER" ONLY AFTER THE APPROVAL OF FIRST ARTICLE. NOTIFY THE QUALITY ASSURANCE REPRESENTATIVE SERVICING THE SUPPLIER'S AREA AT LEASE 2 DAYS IN ADVANCE FOR DOMESTIC SUPPLIERS AND 7 DAYS IN ADVANCE FOR INTERNATIONAL SUPPLIERS OF THE NEED FOR SOURCE INSPECTION. IN THE EVENT CONTACT CANNOT BE MADE, CALL (310) 331-6424 OR (310) 332-3057.

CLAUSE 90025: PART IDENTIFICATION - IN ADDITION TO THE REQUIREMENTS OF THE ENGINEERING AND/OR PROCESS SPECIFICATION, THE SUPPLIER SHALL APPLY THE DATE OF FINAL ACCEPTANCE (CALENDAR DATE) ON PARTS DIRECTLY TRACEABLE TO SUPPLIER'S MANUFACTURING/INSPECTION RECORDS.

SUPPLIERS SHALL ALSO APPLY EITHER THEIR NORTHROP SUPPLIER CODE NUMBER OR COMPANY NAME.

CLAUSE 22008:  PACKAGING TO BE IN ACCORDANCE WITH p7000.

CLAUSE 01044: THIS PURCHASE ORDER IS SUBJECT TO TERMS T-2, DATED 2-94,  ENTITLED
"PURCHASE  ODER  TERMS  AND  CONDITIONS   (COMMERCIAL)  (FIXED  PRICE  SUPPLY),"
PREVIOUSLY TRANSMITTED TO SELLER.

CLAUSE 01012: THIS PURCHASE ORDER IS SUBJECT TO TERMS T-55, DATED 10-92, ENTITLED "PURCHASE ORDER TERMS AND CONDITIONS (PROPERTY CONTROL)," PRVIOUSLY TRANSMITTED TO SELLER.

                              NORTHROP CORPORATION

                       PURCHASE ORDER TERMS AND CONDITIONS
                        (COMMERCIAL) (FIXED PRICE SUPPLY)

1. DEFINITIONS. "Buyer" means Northrop Corporation, its divisions or subsidiaries. "Seller" means the party with whom Buyer is contracting. "Order" means the instrument of contracting including this purchase order and all referenced documents, exhibits, and attachments. "Products" means those goods, supplies, materials, articles, items, parts, component or assemblies described in the Order.

2. ORDER. This Order is Buyer's offer to Seller. All parties expressly agree that time is of the essence in the performance of this order.

3. ACCEPTANCE. Seller's Acceptance is expressly limited to the written terms of this Order. No additional or different terms shall be binding. Buyer hereby objects to any additional or different terms contained in Seller's acceptance. Any of the following acts by Seller shall constitute acceptance: signing and returning a copy of this Order; commencement of performance; or informing Buyer of commencement.

4. COMPLETE AGREEMENT. This Order is the complete and exclusive statement of all terms and conditions of agreement.

5. MODIFICATION. No modification of this Order (including any additional or different terms in Seller's acceptance) shall be binding on Buyer unless agreed to in writing and signed by Buyer's purchasing representative.

6. PACKING AND SHIPPING Seller shall unless otherwise stated in the Order: (a) Prepare all products for shipment to prevent damage or deterioration, comply with Buyer's packaging requirements, secure the lowest lawful transportation rates, and comply with carrier's classification, tariffs, and packaging instructions; (b) Pay all charges for preparation, packing, crating, cartage, and shipping (except forward freight collect when F.O.B. place of shipment); (c) Make one daily shipment of all products by the same means of transportation; (d) Number and mark each container consecutively with applicable Order and part number; (e) Indicate the container and Order numbers on the applicable bill of lading; (f) Place one copy of the packing sheet showing the Order number(s) and Supplier number inside the first container and attach one copy to the outside of the container; (g) Instruct the Shipper to include the Order number and Supplier number on his invoice; (h) Do not declare value of the shipment unless tariff rates or rating is dependent upon the released or declared value, then declare the maximum value for lowest rates or rating. Seller will notify Buyer, before shipping of any conflict between Buyer's and carrier's packaging requirements. Damage resulting from improper packaging will be charged to Seller.

7. DELIVERY shall be strictly in accordance with the specified quantities and schedule. If at any time it appears Seller may not meet the schedule, Seller shall immediately notify Buyer of the reason and length of the delay. Seller shall make every effort to avoid or minimize the delay to the maximum extent possible including the expenditure of premium time and most expeditious transportation. Any additional cost caused by these requirements shall be paid by Seller.

8. F.O.B., TITLE AND RISK OF LOSS. Unless otherwise specified, F.O.B. shall be Buyer's designated location. Risk of loss and title shall pass to Buyer upon acceptance. Passing of title shall not constitute acceptance or relieve Seller of any other obligation.

9. INVOICE AND PAYMENT. Seller shall send a separate invoice for each shipment. No invoice shall be issued prior to shipment of products. Payment due dates, including discount periods, will be calculated from the date of acceptance of products or correct invoice, whichever is later. Unless freight and other charges are itemized, any discount will be taken on the full amount of invoice. Buyer has the right, without loss of discount privileges, to pay invoices covering products shipped in advance of the schedule on the normal maturity after the date specified for delivery. Payment shall not constitute acceptance of the products.

10. PRICE WARRANTY. Seller warrants that the product's price does not exceed the price charged by Seller to any other customer purchasing the same products in like or smaller quantities under similar conditions.

11. QUALITY CONTROL. Seller shall provide a quality control system acceptable to Buyer. Manufacturing, certification, inspection and testing records shall be kept complete and available to Buyer at Seller's facility. Buyer may inspect these records and manufacturing plans and test the products at Seller's plant at all reasonable times. Buyer shall be entitled, at Buyer's option, to station representatives at Seller's and its subcontractors' and suppliers' plants. Seller shall furnish, free of charge, all reasonable office space, other facilities, and assistance required by Buyer's representatives at Seller's plant. Buyer's personnel shall at all times observe Seller's rules of conduct and security. A like provision giving Buyer the rights set forth above shall be included in Seller's subcontracts and purchase orders.

12. NON-CONFORMING GOODS. If the Seller fails to deliver or delivers defective or nonconforming products, Buyer may: (a) Rescind this Order, (b) Accept such products at an equitable price reduction; (c) Reject such products; (d) Demand specific performance; or (e) Rework or replace such products and charge the cost incurred to Seller.

13. REJECTED PRODUCTS. For goods exceeding $50/unit or $25,000 total, Seller shall appropriately label each previously rejected product and list the specific defect and repair made.

14. INSPECTION AND ACCEPTANCE. Buyer, its customer and higher tier contractors may inspect the products at all reasonable times and places, including during manufacture and before shipment. Seller shall provide all information, facilities and assistance necessary for inspection without additional charge. Buyer's final inspection and acceptance shall be at destination in accordance with Buyer's procedures. If rejection of a shipment would result from Buyer's normal inspection level under such procedures, Buyer may, at its option, conduct an above-normal level of inspection, up to 100% inspection, and charge the Seller the reasonable costs thereof.

15. WARRANTIES. Seller warrants that all products delivered shall conform to all requirements of this Order, be free from defects in material, workmanship, design (unless Buyer provided the design) and fit for the intended purpose. Buyer's approval of designs furnished by Seller or any approval of Seller's "First Article" shall not relieve Seller of any obligations under this Warranty. Seller's warranties shall be enforceable by Buyer, Buyer's customers and any subsequent owner, user or operator of the products.

16. CHANGES. Buyer may, at any time, issue written change order to: suspend performance of this Order, in whole or in part, make changes to the drawings, designs, specifications, quantities, shipping, packing, delivery, the amount of Buyer Furnished Property, or reschedule performance. If the change order causes an increase or decrease in the cost or time required to perform this Order, whether or not changed by the Order, an equitable adjustment shall be made in the purchase price and/or delivery schedule. Any claim shall be unconditionally waived unless it is in writing and delivered to Buyer within 30 days of the date of the written change order. If Seller claims the cost of any property made obsolete, Buyer shall have the right to acquire that property for the cost claimed. Buyer has the right to examine any of Seller's pertinent books and records for the purpose of verifying Seller's claim. Nothing in this clause shall excuse Seller from proceeding with this Order as changed, including the failure of the parties to agree on any equitable adjustment to be made under this clause.

17. TERMINATION FOR CAUSE. Buyer may terminate this Order in whole or part for Seller's default; insolvency; bankruptcy; reorganization; suspension of business; liquidation proceedings; appointment of a trustee or receiver for Seller's property or business; assignment; failure to make progress as to endanger performance of this Order; or failure to provide assurances in accordance with Uniform Commercial Code (UCC) 2-609. Upon termination under this clause, Seller may reserve the right to transfer title and deliver to Buyer all completed products and all partially completed products produced or specifically acquired for performance of this Order.

18. TERMINATION FOR CONVENIENCE. The performance of work under this Order may be terminated in whole or in part, by Buyer for Buyer's conveniences at any time and for any reason on Buyer giving written termination notice to Seller and shall pay to Seller termination charges computed in the following manner: (1) a sum computed and substantiated in accordance with standard accounting practices for those reasonable costs incurred by Seller prior to the date of termination for completed work, work in process, materials directly related to the order, for orderly phaseout of performance as requested by Buyer in order to minimize the costs of the termination and for preparation and settlement of Seller's termination claim, and (2) reasonable profit on such work performed; provided, however, that Buyer shall not be liable to seller for any costs which would not have been charged had the order not been terminated nor for any sum in excess of the total price stated in the order for the terminated goods. Seller must submit any claim for equitable adjustment to Buyer within 45 days and submit Seller's final termination settlement proposal within 120 days after receipt of notice of termination or such claim shall be absolutely and unconditionally waived.

19. DISPUTES. Either party may litigate any dispute arising under or relating to this order. Such litigation shall be brought and jurisdiction and venue shall be proper only in a state or federal district court in Los Angeles County. Pending resolution of any such dispute by settlement or by final judgment, the parties shall proceed diligently with performance.

20. OFFSET COMMITMENT. This clause shall only apply to orders in excess of $10,000.00 A. Definition: "Offset" means the obligations that Buyer undertakes, in order to market its Products, to assist a customer country in reducing any trade imbalance caused by its purchase of Buyer's Products or to meet other customer country national objectives. Buyer presently has made certain Offset arrangements with customer countries and anticipates that certain future Foreign Military Sales (FMS) or foreign direct sales customers will require an offset agreement as a condition of their procurement of Buyer's products. Notwithstanding that this Order is or is not made in direct support of a foreign sale, Seller agrees that it is obligated to support Buyer's offset commitments as a condition of this Order.

C. Seller agrees, at Buyer's request, to expeditiously develop an aggressive offset program to achieve participation consistent with the total value of Seller's purchase orders with Buyer. The provisions of this clause shall provide the basis upon which Buyer and Seller shall develop specific offset commitments consistent with Buyer's prime contract commitments to its customers.

21. SELLER'S DATA. Any knowledge, information., drawings, designs, data or computer programs (herein called "Data") which Seller discloses to Buyer for this order that Seller has not marked with a "proprietary" legend, shall not be considered proprietary to Seller or in any way restrict Buyer's use of such Data.

22. DISCLOSURE OR DISPOSAL. Seller shall safeguard and keep secure all designs, processes, drawings, specifications, reports, data and other technical or proprietary information and features of all parts, equipment, tools, gauges, patterns and other items furnished or disclosed to Seller by Buyer. Unless otherwise provided herein, or authorized by Buyer in writing, Seller shall use such information and items, and the features thereof, only in the performance of this Order. Seller shall not sell, or otherwise dispose of as scrap or otherwise, any completed or partially completed or defective Products without defacing or rendering such Products unsuitable for use. Upon completion or termination of this Order, Seller shall, at Seller's expense, dispose of all information, items and Products as required or directed to Buyer.

23. BUYER'S PROPERTY. Buyer shall retain title to all property furnished to Seller (i.e., dies, molds, jigs, tools, materials, etc.). Seller shall label, maintain and dispose of Buyer's property, including scrap, according to Buyer's direction and Seller shall be responsible for all loss or damage.

24. RESERVED

25. RESPONSIBILITY FOR CLAIMS/INDEMNITY. 0Seller shall at its own expense defend, indemnify and hold harmless Buyer from any claims, injury, or liability arising out of or related to this Order, including attorneys' fees and costs.

         In the event that Seller fails to defend, hold harmless, and indemnify Buyer, then Seller shall pay for any damages, attorneys" fees, and any other fees, costs and expenses that may be incurred by Buyer in the defense of any action related to the Order and/or in the prosecution of any action to enforce the provisions of the clause.

26. NOTIFICATION OF DEBARMENT/SUS PENSION. Seller shall provide prompt written notice to Buyer if, at any time during the performance of this order, Seller is suspended, debarred or declared ineligible for contract award by any US. Government department or agency.

27. DELEGATION OR ASSIGNHEENT of this Order is not permitted without Buyer's prior written approval.

28.  SUBCONTRACTING of this Order is not permitted without Buyer s prior written
approval    unless    Seller   is   a   retailer,    jobber   or    distributor.
Cost-plus-a-percentage-of-cost subcontracts or purchase orders are prohibited.

29. COMPLIANCE WITH LAWS. Seller warrants that it shall comply with all applicable Federal, State and local laws. Seller shall submit certification that the products were produced in compliance with the Fair Labor Standards Act (29 US.C. 201-219).

30. CHOICE OF IAW. This Order and any dispute arising hereunder shall be governed by the substantive and procedural laws of the State of California, except, however, that California's Choice of Law provisions shall not apply.

31. NONWAIVER. Any failure at any time of Buyer to enforce any provision of this Order shall not constitute a waiver of such provision or prejudice the right of Buyer to enforce such provision at any subsequent time.

32. PARTIAL INVALIDITY. If any provision of this Order is or becomes void or unenforceable by force or operation of law, all other provisions shall remain valid and enforceable.

33. CLEARANCE OF MATERIALS INTENDED FOR PUBLIC RELEASE. No news releases, photographs, films, videos, advertisements, public announcements, denials, confirmations, or comments concerning any part of this order or any related program shall be made without prior written approval of Buyer.

34. RIGHTS IN COPYRIGHTS. The parties expressly agree that all original works of authorship fixed in any tangible form, including software improvements, enhancements, derivative works and mask works, whether specially ordered or commissioned, made by Seller alone or jointly with others in connection with this Order are hereby assigned to Buyer. The author of the works agrees to execute all necessary documents to transfer and assign all right, title and interest in said work to Buyer.

35. PATENT AND COPYRIGHT INDEMNITY. Seller shall defend Buyer, Buyer's customers, and any subsequent seller or user of the Products against all claims and proceedings alleging infringement of any United States or foreign patent or copyright of any Products delivered under this Order, and Seller shall hold them harmless from any resulting liabilities and losses, provided Seller is reasonably notified of such claims and proceedings. Seller's obligation shall not apply to Products manufactured pursuant to detailed designs developed and furnished by Buyer nor to any infringement rising from the use or sale of Products in combination with items not delivered by Seller if such infringement would not have occurred from the use or sale of such Products solely for the purpose for which they were designed or sold to buyer.

36. INSURANCE REQUIREMENTS. Seller and its subcontractors shall procure and maintain worker's compensation, comprehensive general liability, bodily injury and property damage insurance in reasonable amounts, and such other insurance as Buyer may require. Seller shall instruct its carrier to provide Buyer's Risk Management organization thirty (30) days advance written notice prior to the effective date of any cancellation or change in the term or coverage of any of Seller's required insurance. If requested, Seller shall send a "Certificate of Insurance" showing Seller's compliance with these requirements. Also, if requested, Seller shall name Buyer as an additional insured for the duration of this Order.

37. ANTI-KICKBACK PROGRAM. Kickbacks are prohibited. Seller and each of its subcontractors shall submit certification to Buyer on demand that they have not paid kickbacks and are in full compliance with 41 U.S.C. 51-58. The substance of this clause shall be incorporated in all subcontracts issued hereunder. Seller shall immediately notify the Northrop Law Department of the division issuing this Order of any alleged violations involving any of Buyer's or Seller's employees.

38. ASBESTOS. Seller shall not provide any product that contains asbestos and shall submit certification to Buyer on demand that the products contain no asbestos.

39. LABOR DISPUTES. Whenever Seller has knowledge that any present or potential labor dispute is delaying or threatens to delay the timely performance of this Subcontract, Seller shall immediately give notice to Buyer including all relevant information. Seller agrees to insert the substance of this clause, including this sentence, in any lower-tier subcontract where a labor dispute might delay timely performance of this Subcontract.

40. ORDER OF PRECEDENCE. In the event of any inconsistency between any parts of this Order, the inconsistency shall be resolved by giving precedence in the following order:

     (1)  Typed purchase Order

     (2)  Purchase Order Terms and Conditions

     (3)  Statement of Work

     (4)  Procurement Specification/Drawing

     (5)  SDRL/DIDS

     (6)  Other referenced Documents

41. SAFE DRINKING WATER AND TOXIC ENFORCEMENT ACT OF 1986. As a result of passage of California's "Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65)," Northrop suppliers are hereby required to identify any chemicals on the California list of chemicals known to cause cancer or reproductive toxicity that are contained in any products being furnished to Northrop. Such information may be provided on material safety data sheets furnished with the product which clearly identifies the chemicals and which includes a statement concerning its carcinogenicity or reproductive toxicity.

     Note: A list of currently regulated chemicals is available from the State of California Health and Welfare Agency, 1600 Ninth Street, Room 450, Sacramento, CA 95814. In order for Seller to be assured of knowing the chemicals currently on the list, and those that will be listed, it is necessary that Seller request the health and welfare agency to include Seller in its distribution on Proposition 65 materials.

     Seller's and Subtier Supplier's performance to any or all work requirements of this Order may require application of Primer, Top Coating, and/or other Aerospace Coating subject to local air pollution control regulation. These rules, listed in Table 1, restrict the VOC (Volatile Organic Compounds) content and emissions of aerospace assembly and component coatings. Compliance with these rules is mandatory by law for all suppliers located within the affected jurisdictions. No instruction or requirement, verbal or written, by Northrop shall be construed as to modify or circumvent the requirement for Seller's compliance with said rules. Should seller find that prior to or during performance of work on this order, a violation of the applicable rule will or does exit, Seller is required to take action to ensure Northrop's schedule, quality requirements, and all Terms and Conditions of this Order are maintained within full compliance of the law, or advise the buyer immediately of inability to perform.

     Seller's efforts at establishing or maintaining compliance with the applicable local air pollution control rule or regulation shall be at no cost or charge to Northrop. In the event that the local Air Pollution Regulatory Agency determines that Seller is not in compliance or fails to maintain compliance with the appropriate rule or regulation, Northrop may, at its sole option, terminate this Order pursuant to the default provisions contained herein.

     42.  RESERVED

     43.  RESERVED

     44.  RESERVED

TAXES.  Seller's prices includes applicable Federal, State and Local taxes.


TABLE 1.  AIR POLLUTION REGULATIONS FOR AEROSPACE

COATING OPERATIONS IN SOLUTHERN CALIFORNIA
------------------------------------ ----------------------------------- -----------------------------------
                                         Geographical Area Affected              Rule or Regulation
         Regulatory Agency                                                        Number and Name
------------------------------------ ----------------------------------- -----------------------------------
------------------------------------ ----------------------------------- -----------------------------------

------------------------------------ ----------------------------------- -----------------------------------
------------------------------------ ----------------------------------- -----------------------------------
South Coast Air Quality Management   South Coast Air Basin (Los          Rule 1124 Aerospace Assembly and
District                             Angeles, Orange, Riverside and      Component Coating Operations
                                     portions of San Bernardino
                                     Counties)

------------------------------------ ----------------------------------- -----------------------------------
------------------------------------ ----------------------------------- -----------------------------------
Ventura County Air Pollution         Ventura County                      Rule 74.13 Aerospace Component
Control District                                                         Surface Coating and Cleaning

------------------------------------ ----------------------------------- -----------------------------------
------------------------------------ ----------------------------------- -----------------------------------
San Diego County Air Pollution       San Diego County                    Rule 67.9 Aerospace Coating
Control Districts                                                        Operations

------------------------------------ ----------------------------------- -----------------------------------
------------------------------------ ----------------------------------- -----------------------------------
Kern County Air Pollution Control    Kern County                         Rule 410.4 Surface Coating of
District                                                                 Manufactured Metal Parts of
                                                                         Products

------------------------------------ ----------------------------------- -----------------------------------

Terms T-2 (R. 2-94)

                              NORTHROP CORPORATION

                       PURCHASE ORDER TERMS AND CONDITIONS
                               (PROPERTY CONTROL)


In addition to these Terms, FAR 52.245-2 (Fixed Price) or 52.245-5 (Cost Type), 52.245-9 (All), and 52.245-1 9 (As-is Property), shall apply as applicable, if a Purchase Order is issued pursuant to a Government contract.

1.       DEFINITIONS

         A. BUYER means Northrop Corporation.

         B. CUSTOMER means for purposes of these terms, a Northrop Customer as stated on the property identification I.D.) tag.

         C. SELLER means the party with whom Buyer is contracting and includes any reference to "Subcontractor," "Contractor," "Supplier" or "Vendor"

         D. PROPERTY means all property, both real and personal, and includes property as defined in these requirements.

         E. BUYER OR CUSTOMER PROPERTY means all property owned by or leased to the Buyer or Customer, or acquired by the Buyer or Customer under the terms of this Order including Seller acquired property or Buyer or Customer furnished property. (When Government owned property is provided for the performance of this Order, rent charges may apply.)

         F. BUYER OR CUSTOMER FURNISHED PROPERTY means property in the possession of or directly acquired by Buyer or Customer, and subsequently made available for use in the performance of this Order. (When Government owned property is provided for the performance of this Order, rent charges may apply.)

         G. SELLER-ACQUIRED PROPERTY means property acquired or otherwise provided by Seller for the performance of this Purchase Order and to which the Customer and/or Buyer has title.

         H. FACILITIES means property used for production, maintenance, research, development, or testing. It includes plant equipment and real property. It does not include material, special test equipment, special tooling, or agency-peculiar property. When used in a facilities contract, the term includes all property provided under that contract.

         I. FACILITIES CONTRACT means a contract under which Government facilities are provided to a contractor or subcontractor by the Government for use in connection with performing one or more related contracts for supplies or services. It is used occasionally to provide special tooling or special test equipment. Facilities contracts may take any of the following forms

         a. A facilities acquisition contract providing for the acquisition, construction, and installation of facilities.

         b. A facilities use contract providing for the use, maintenance, accountability, and disposition of facilities.

         c. A consolidated facilities contract, which is a combination of a facilities acquisition and a facilities use contract.

         J. PLANT EQUIPMENT means personal property of a capital nature (including equipment, machine tools, test equipment, furniture, vehicles, and accessory and auxiliary items) for use in manufacturing supplies, in performing services, or for any administrative or general plant purpose. It does not include special tooling or special test equipment.

         K. SPECIAL TOOLING (ST) means jigs, Numerical Control (N/C) Software, dies, fixtures, molds, patterns, tapes, gauges, other equipment and manufacturing aids, all components of these items, and replacement of these items, which are of such a specialized nature that without substantial modification or alteration their use is limited to the development or production of particular supplies or parts thereof or to the performance of particular services. It does not include material, special test equipment, facilities (except foundations and similar improvements necessary for installing special tooling), general or special machine tools, or similar capital items.

         L. SPECIAL TEST EQUIPMENT (STE) means either single or multipurpose integrated test units engineered, designed, fabricated or modified to accomplish special purpose testing in the performance of this Order. It consists of items or assemblies of equipment including standard or general purpose items or components that are interconnected and interdependent so as to become a new functional entity for special testing purposes. It does not include material, Special Tooling, facilities (except foundations and similar improvements necessary for installing special test equipment) and plant equipment items used for general plant testing purposes.

         M. AGENCY PECULIAR PROPERTY means United States Government (USG) owned personal property which is peculiar to the mission of one agency (e.g. DOD, NASA etc.), and not readily available as a commercial item(s).

         N. NONSEVERABLE means property that cannot be removed after erection or installation without substantial loss of value or damage to the property or to the premises where installed.

         O. MATERIAL means property that may be incorporated into or attached to a deliverable end item or that may be consumed or expended in performing a contract. It includes assemblies, components, parts, raw and processed materials, and small tools and supplies that may be consumed in normal use in performing a contract.

         P. SALVAGE means property that, because of its worth, damaged, deteriorated, or incomplete condition or specialized nature, has no reasonable prospect of sale or use as serviceable property without repairs, but has some value in excess of its scrap value.

         Q. SCRAP means personal property that has no value except for its basic material content.

 2. SELLER PROPERTY CONTROL SYSTEM APPROVAL.

         Seller shall establish written procedures and an implemented Property Control System which are fully compliant with all provisions herein. Seller may then initiate written request for Buyer's approval of Seller's Property Control system which includes submittal of documents noted in Paragraph D below. Seller's approved Property control system shall be maintained by Seller in strict accordance with the procedures approved by Buyer. Buyer reserves the right to conduct periodic surveillance or otherwise review Seller's approved Property Control System to assure compliance with the requirements of these Terms.

         A. Buyer will evaluate Seller's Property Control System, identify any necessary changes thereto, or approve Seller's procedures and the implementation thereof. Buyer will notify Seller of Buyer's assessment of Seller's Property control System in writing.

         B. Buyer's approval of or acceptance of the Government's approval of Seller's Property control System applies only to the specific Seller name and address identified in Buyer's written approval acceptance notification to Seller.

         C. If Seller has a "Government Approved" Property Control System, Buyer may, with appropriate Government agreement, accept such approval in lieu of conducting a duplicative survey of Seller's implemented system. However, Seller's Property Control Procedures shall be subject to Buyer's review and approval.

         D. One copy of each of the following must be submitted to Buyer:

         1) Seller's current Property Control Procedures.

         2) Sample of Seller's property record location document.

         3) Sample of Seller's property maintenance record document.

         4) Executed Northrop form "Property Control Requirements Certification of Receipt and Agreement."

         5) Authority document granting approval of Seller's Property Control System if "Government Approved."

         6) Other Property Control documentation, as Buyer may request.

         3.   PROPERTY   CONTROL   SYSTEM    DISAPPROVAL   AND    RESINSTATEMENT
(BUYER/GOVERNMENT)

         A. Buyer reserves the right to withdraw Buyer's approval of Seller's Property Control System at any time. Buyer will notify Seller in writing of such disapproval, the reasons therefore, and corrective action required. Problems identified will be promptly addressed by Seller in writing within thirty (30) days. Failure to resolve problems may result in disapproval of Seller's Property Control System and may require immediate return of Buyer or Customer furnished property regardless of completion status of Seller's in-process contract performance. In such case, Buyer may exercise Contract Termination proceedings as provided in the applicable contract clause(s). Initial notification may permit utilization of property for completion of work in process pending resolution of problem areas.

         B. Seller is required to notify Buyer in writing of relocation, name change or discontinuance of business as soon as such conditions are known.

         1) Seller's name change, relocation, or discontinuance of business subsequent to Buyer's approval of Seller's Property Control System shall:

         1a) Subject Seller to immediate return of Buyer or Customer furnished property as Buyer may direct.

         1b) Immediately invalidate Buyer's prior approval/acceptance of Seller's Property Control System. If name change only, Seller's Property Control System may continue in effect for thirty (30) days unless otherwise notified in writing by Buyer.

         1c) Require Seller's resubmittal of the documents identified in paragraph 2.D to Buyer for review immediately after Seller's name change or relocation.

         C. Seller must obtain Buyer's prior written authorization to transfer Buyer furnished property to Seller's new location.

         4. USAGE LIMITATION FOR BUYER OR CUSTOMER PROPERTY. Buyer or customer may deliver to Seller, for use in connection with this Order, property described as Buyer or Customer furnished property. Seller may manufacture, acquire, or modify such property for Buyer or the Customer for use on this Order unless otherwise provided herein or approved by Buyer. Seller shall immediately notify buyer in writing, of any additional property required and any property listed on this Order which is not being used.

         NOTE: The requirements of these terms shall apply to all Buyer or Customer property in Seller's possession, from receipt of such property by Seller, through and following completion or termination of this Order, until Buyer releases Seller from accountability for such property in writing.

5. TITLE

         A. Buyer or customer shall retain title to all Buyer or Customer furnished property. All Buyer or Customer furnished property and all property acquired by the Seller, title to which vests in Buyer or Customer under this paragraph, are subject to the provisions of this clause. Title to Buyer or Customer property shall not be affected by its incorporation into or attachment to any property not owned by the Buyer or Customer, nor shall Buyer or Customer property become a fixture or lose its identity as personal property by being attached to any real property.

         C. Title to each item of facilities, special test equipment, and special tooling (other than that subject to a special tooling clause) acquired by the Seller for the Buyer or Customer under this contract shall pass to and vest in the Buyer or Customer when its use in performing this Order commences or when the Buyer or Customer has paid for it, whichever is earlier, whether or not title previously vested in the Buyer or Customer.

         D. If Seller is directed to purchase materials which appear as a direct item of cost on Buyer's Order, title shall pass to and vest in Buyer or Customer upon delivery of such material to Seller. Title to all other material shall pass to and vest in Buyer or Customer when:

         1.The material is issued for use on Buyer's Order,

         2.Seller commences processing of the material or its use for Buyer's Order, or

         3.Buyer pays Seller the cost of such material whichever occurs first.

         6. IDENTIFICATION. All property furnished to Seller will generally have been identified prior to delivery by Buyer. Otherwise, all required identification instructions shall be furnished by Buyer upon receipt of a request in writing from Seller. Seller must advise Buyer if upon receipt, property identification is different from the applicable transmittal/record documents.

         7. RECORDS AND DATA. Seller shall develop property records for use during Order performance and retain records upon Order completion for a minimum of three (3) years. Seller's property records shall provide for positive traceability to applicable shipping, receiving, storage allocation and utilization documents. As a minimum of such records shall provide information for each item of Buyer or Customer owned/ furnished property as follows:

         A. SI/STE: (a) Ownership. (b) Acquisition authority, Purchase Order No./Contract No. and Shipping authority serial number and date. (C)Description including identification number and serial number. (d) Quantity. (e) Unit Cost.
(f) Location. (g) Annual inventory date and by whom. (h) Northrop material return document.

         B. MATERIAL,  SELLER AND/OR BUYER  FURNISHED (a) Purchase Order number.
(b) Name/description. (c) Unit cost (Lay-in material only). (d) Quantities received. (e) Quantities issued by Supplier. (f) Quantities returned. (g) NSN and/or serial number (as applicable). (h) Northrop material return document. (i) Disposition (if applicable). (j) Posting reference and date of transaction. (k) Unit of measure (each, box, etc.). (l) Northrop furnished material control document. (M) Northrop material return document.

         8. SELLER'S LIABILITY

A. Unless changed by the terms of the Purchase Order, the Seller shall be liable for shortages, loss, damage, or destruction to Buyer or Customer property. Seller may also be liable when the use or consumption of Buyer or Customer property unreasonably exceeds the allowances provided for by the Order, the Bill of Material, or other appropriate criteria.

         B. Seller shall investigate and report to the Buyer all cases of loss, damage, or destruction of Buyer or Customer property including accepted products or end items in its possession or control immediately by telephone as soon as the facts become known and as requested by the Buyer or Customer. A written loss, damage or destruction report shall be submitted to Buyer, or if directed, to the Customer within fifteen (15) working days after incidence of loss, damage or destruction becomes known. Reports shall provide as a minimum the following information: 1. Applicable Purchase Order number under which the property provided was lost, damaged or destroyed. 2. Description and item identification number of property lost, damaged or destroyed. 3. Cost or estimate of repairs (if damaged). 4. Date, time, investigative actions taken and cause or origin of loss, damage or destruction. 5. Actions taken to prevent further loss, damage or destruction, and to prevent repetition of similar incidents. 6. The amount of insurance covering that property furnished under the Purchase Order. 7. Security classification of property, as applicable. 8. Other facts or circumstances relative to determining reason for loss damage or destruction, including a statement as applicable that property was or was not being used for its intended purpose.

         C. ALTERNATE RISK OF - APPLICABLE ONLY IF EXPRESSLY AUTHORIZED. When authorized by Buyer or Customer that Seller is released of liability and thereafter, any loss, damage or destruction occurs to Customer property, the risk of which has been assumed by the Customer, Buyer or Customer shall replace such items or Seller shall make repairs of the property or take such other action as Buyer or Customer directs. An equitable adjustment will be made to the price of Buyer's Order for any Seller repairs to property or other such action directed in writing by Buyer.

         9. DISCREPANCIES INCIDENT TO SHIPMENT

         A. BUYER OR CUSTOMER FURNISHED AND SELLER ACQUIRED PROPERTY. If overages, shortages, or damages are discovered upon receipt of Buyer or Customer furnished property, the Seller shall provide a statement of the condition and apparent causes to the Buyer. Only that quantity of property actually received will be recorded on the official records.

         B. CARRIER LIABILITY. When the shipment is moved by Customer Bill of Lading and carrier liability is indicated, Seller shall report any discrepancies to Buyer.

         C.  SELLER-ACQUIRED   PROPERTY.  The  Seller  shall  take  all  actions
necessary  in  adjusting  overages,   shortages,   or  damages  in  shipment  of
Seller-acquired property.

         10. INVENTORY REQUIREMENTS. Physical inventories of Buyer or Customer property in the possession of Seller, or for which the Seller has responsibility, shall be taken by Seller at least once annually. Records of such inventory shall be retained by Seller and made available to Buyer or Customer upon request. Physical inventories are required immediately upon termination or completion of an Order. When a follow-on Order is involved, Seller shall indicate on his property record documents that record balances have been transferred (referencing new Purchase Order number) in lieu of preparing a formal inventory list, and that Seller continues to accept responsibility and accountability for the balance of such property lists and under the terms of the follow-on Order. Physical inventories consist of sighting, tagging or marking, describing, recording, reporting, and reconciling the property with the records. Personnel who perform the physical inventory shall not be the same individuals who have custody of the property unless the Supplier's operation is too small to do otherwise.

         11. UTILIZATION, MAINTENANCE, AND REPAIR OF PROPERTY. Seller shall maintain and administer an effective program for the utilization, maintenance, repair, protection, and preservation of Buyer or Customer property until disposed of by Seller in accordance with this clause. Supplier shall upon receipt of Buyer or Customer furnished property enter maintenance requirements for each property item in the appropriate record system. Property and materials subject to deterioration or corrosion, through exposure to air, moisture, or other elements during fabrication and interim storage periods, shall not be stored in outdoor areas. The Purchase Order includes no compensation to Seller for the performance of any repair or replacement for which Buyer or Customer is responsible. An equitable adjustment will be made in the price and in any contractual provisions affected by such repair or replacement of Buyer or Customer property made at the direction of Buyer or Customer, in accordance with the procedures provided for in the "Changes" clause of this order. Repair of special Tooling (ST)/Special Test Equipment (STE) requires written approval of Northrop Tooling Quality Assurance if no rework purchase Order (P.O.) exists. Any repair or replacement for which Seller is responsible under the provisions of the Order shall be accomplished by Seller at its own expense, except for such costs as may be acceptable to Buyer.

         MAINTENANCE REQUIREMENTS: Seller shall identify conditions pertaining to the need for and the performance of preventive maintenance and recording of work accomplished under the program including any deficiencies in property discovered as a result of inspections/maintenance. Preventive maintenance is maintenance performed on a regularly scheduled basis to prevent the occurrence of defects and to detect and correct minor defects before they result in serious consequences. An effective preventive maintenance program shall utilize individuals qualified to perform the maintenance requirements of the contract and include as a minimum, the following: (a) Maintaining records of all maintenance performed or deemed not required. Records shall include as a minimum: Date of review for maintenance, the date maintenance performed, by whom (Individual's signature or initials for these elements required on document of record), type of maintenance, deficiencies found/corrective action taken, date next maintenance is due and disclosure of the need for repair, replacement and other capital rehabilitation work as applicable. (b) Adjustments for wear, repair, or replacement of worn or damaged parts and the elimination of causes of deterioration. This will be accomplished by responsible technicians visually observing noted conditions and advising management who will direct appropriate action. (c) Removal of sludge, chips, and cutting oils from property. This will be accomplished by responsible technicians at completion of job run (or earlier as required). (d) Taking necessary precautions to prevent deterioration caused by contamination, corrosion, and other substances. This will be accomplished by application of such preservatives as cosmoline, LPS #3, heavy grease, etc., in accordance with such industrial maintenance practice. (e) Proper storage and preservation of accessories and contract special tools furnished with an item of plant equipment but not regularly used with it. This will be accomplished in accordance with applicable storage and preservation methods identified in paragraphs (c) and (d) above. (f) Calibration of precision measuring equipment and any item requiring calibration to applicable specification/procedures. Seller's maintenance program shall provide for disclosing and reporting the need for repair, and other capital rehabilitation work for Buyer or Customer property in its possession or control. 12. ACCESS. Buyer and the Customer, and any persons designated by either Buyer or Customer, shall, at all reasonable times, have access to the premises wherein any Buyer or Customer property is located, for the purpose of inspecting the property and/or surveying Seller's Property Control System.

         13. FINAL ACCOUNTING, RETURN AND DISPOSITION OF PROPERTY. Buyer shall provide disposition instructions for Seller's retention, move or return to Buyer or Customer property. Items of property shall be delivered as directed by Buyer or the Customer or disposed of in accordance with Buyer's written instructions.

         14. RESTORATION OF SELLER'S PREMISES AND ABANDONMENT. Unless otherwise provided herein, Buyer or Customer.

         A. May abandon, with written advice to Seller, any property in place, and thereupon all obligations of Buyer or Customer regarding such abandoned property shall cease.

         B.  Has  no  obligation  to  Seller  with  regard  to   restoration  or
rehabilitation costs.

15. SHMPING/TRANSFERRING PROPERTY. Property may be shipped or transferred from Seller's facility to another location of Seller, or any sub-tier source and return, at Seller's cost., with applicable move/transfer documents established and maintained to fully control and provide for accurate traceability and return of such moved/transferred property. If property is shipped or transferred to Seller's sub-tier source, Seller shall maintain files sufficiently documented to reflect Seller's review and approval of applicable sub-tier sources Property Control System. Property to be returned to Buyer shall, in addition to being documented on Seller's shipping documents, be authorized by Buyer and documented on Buyer's instructions.

AMENDMENTS TO PO # 31401875

Revision Two is issued to add the following Purchase Order statement created for the Delegated Acceptance Program (DAP) suppliers. This statement applies only to Leonard's Metal, Inc., Auburn Plant; "Seller is authorized to perform delegated acceptance and use buyer-furnished stamps as directed. However, each new first
Article Inspection requires Source/Receiving Inspection, as applicable. The following documentation shall be provided with each shipment: Certificates of Compliance; Shipping document and First Article Inspection report (first shipment only).

         **NOTE** Critical parts require Receiving/Source inspection in all cases, unless specifically exempted by the Purchase Order." All other provisions of the Master Agreement which incorporates the provisions of MDA dated 3/22/95 remain in full force and effect.

Amendment four (4) to Master Agreement's 841588, dated 3-15-94 and 8401875, dated 8-20-94, as amended 3-2-98.

Under section 1 titled "Definitions and Explanations" the following explanation is added:

Under Section 5 titled "Period of Performance" the following paragraphs have been revised to read as follows: The period of performance of this agreement shall be extended one(1) year from May 10, 1997 to July 15, 1998 with a one (1) year option from July 16, 1998 to July 05, 1999.

Seller to fabricate and deliver parts as specified in Attachment "A" (as amended 3-15-97) and in accordance with the prices and lead times set forth herein with applicable drawings and processes. Buyer is making no firm commitment and assumes no liability, financial or otherwise, except for the parts actually ordered.

Section 1.8 Lead Time has been revised to read as follows:

Seller's lead time is 8 weeks after receipt of order or advanced authorization from Buyer. Seller's lead time is 14 weeks for all Chem-Milled parts after receipt of material.

Exhibit 2.0, Pricing, Section 2.1 has been revised to read as follows:

Leonard's Metal will furnish extrusion and rolled shape until such time as Northrop Grumman will be furnishing this material. Leonard's Metal will be reimbursed monthly for its cost of material used to make parts including scrap allowance of 3% to 5%.

Administrative handling charge of 9%.

Exhibit 5.0, Special provisions, Section 5.2 has been revised to read as follows:

         Set Up Charge of $150.00, on orders less than 25, not applicable on AOG's, POA's and spares. Minimum 10 piece orders not applicable on AOG's, POA's and spares.



                           AMENDMENTS TO PO # 31401558

         THIS PURCHASE ORDER SUPERSEDES PURCHASE ORDER 31400080 ISSUED UNDER APA DATE 3/15/94.

         Revision two is issued to add the following:

         In  accordance  with  Section  5,  PERIOD  OF  PERFORMANCE,  of  Master
         Agreement 31401558, said Option Two contained therein is hereby exercised as of the date hereof which extends the subject Master Agreement for a period of one year from the completion date of Option One of the Master Agreement.

         All provisions of the Master Agreement and MDA dated 3/22/95 remain in full force and effect with the exception of the following: Exhibit 1.0

         STATEMENT OF WORK:

         1.6 INVENTORY RETENTION. Pricing for Out of Scope parts on claims is in accordance with Item 2 on letter dated 10/26/95 from Ted Kretschmar to Art Regopolos.

         Revision Two is also issued to add the following Purchase Order statement created for the Delegated Acceptance Program (DAP) suppliers. This statement applies only to Leonard's Metal, Inc., Auburn Plan:
         "Seller is authorized to perform delegated acceptance and use buyer-furnished stamps as directed. However, each new first Article inspection requires Source/Receiving Inspection, as applicable. The following documentation shall be provided with each shipment:
         Certificates of Compliance; Shipping document and First Article inspection report (first shipment only).

         **NOTE** Critical parts required Receiving/Source inspection in all cases unless specifically exempted by the Purchase Order.

         Revision one is issued to add the following:

         In accordance with Section 5, PERIOD OF PERFORMANCE, of Master Agreement 31401558, said option contained therein is hereby exercised as of the date hereof which extends the subject master Agreement for a period of one year from the execution date of the subject Master Agreement. All provisions of the Master Agreement remain in full force and effect.

Amendment four (4) to Master Agreement's 841588, dated 3-15-94 and 8401875, dated 8-20-94, as amended 3-2-98.

Under section 1 titled "Definitions and Explanations" the following explanation is added:

Under Section 5 titled "Period of Performance" the following paragraphs have been revised to read as follows: The period of performance of this agreement shall be extended one(1) year from May 10, 1997 to July 15, 1998 with a one (1) year option from July 16, 1998 to July 05, 1999.

Seller to fabricate and deliver parts as specified in Attachment "A" (as amended 3-15-97) and in accordance with the prices and lead times set forth herein with applicable drawings and processes. Buyer is making no firm commitment and assumes no liability, financial or otherwise, except for the parts actually ordered.

Section 1.8 Lead Time has been revised to read as follows:
Seller's lead time is 8 weeks after receipt of order or advanced authorization from Buyer. Seller's lead time is 14 weeks for all Chem-Milled parts after receipt of material.

Exhibit 2.0, Pricing, Section 2.1 has been revised to read as follows:
Leonard's Metal will furnish extrusion and rolled shape until such time as Northrop Grumman will be furnishing this material. Leonard's Metal will be reimbursed monthly for its cost of material used to make parts including scrap allowance of 3% to 5%.
Administrative handling charge of 9%.

Exhibit 5.0, Special provisions, Section 5.2 has been revised to read as follows:

         Set Up Charge of $150.00, on orders less than 25, not applicable on AOG's, POA's and spares. Minimum 10 piece orders not applicable on AOG's, POA's and spares.